Exhibit 6.18

Execution copy

SK2024-0437

LICENSE AGREEMENT

for MSK’s technology

Autologous CD33 CAR T-cell Technology

No binding agreement between the Parties will exist until this Agreement has been signed by both Parties. Unsigned drafts of this Agreement shall not be considered offers.

TABLE OF CONTENTS

PREAMBLE ARTICLES:
1	DEFINITIONS
2	LICENSE
3	SUBLICENSES
4	DUE DILIGENCE
5	PAYMENTS
6	REPORTS AND RECORDS
7	PATENT PROSECUTION
8	ENFORCEMENT OF PATENT RIGHTS
9	CONFIDENTIALITY
10	INDEMNIFICATION AND PRODUCT LIABILITY
11	REPRESENTATIONS AND WARRANTIES
12	EXPORT CONTROLS
13	NON-USE OF NAMES
14	PUBLICATION
15	ASSIGNMENTS
16	TERMINATION
17	NOTICES AND OTHER COMMUNICATIONS
18	MISCELLANEOUS PROVISIONS
Exhibit A	CD28 Patent Rights
Exhibit B	CD33 Patent Rights
Exhibit C	IL-18 Patent Rights
Exhibit D	Licensed Know-How
Exhibit E	Manufacturing Patent Rights
Exhibit F	Share Purchase Agreement

This Agreement (the “Agreement”) is effective on the date of the last signature below (“Effective Date”), and is by and between Memorial Sloan-Kettering Cancer Center, Sloan-Kettering Institute for Cancer Research, and Memorial Hospital for Cancer and Allied Diseases (collectively, “MSK”), New York not-for-profit corporations with their principal offices at 1275 York Avenue, New York, NY 10065, and Promicell, Inc. (“Licensee” or “Promicell”), a Delaware corporation with offices at 3350 Virginia Avenue, 2nd floor, Miami, FL 31333. MSK and Promicell are sometimes referred to singly as “Party” and collectively as “Parties.”

WITNESSETH

WHEREAS, MSK owns certain rights useful for autologous CD33-directed cell therapy and desires to have such rights utilized in the public interest;

WHEREAS, Promicell desires to obtain a license to and commercially develop such rights by exploiting the Patent Rights and Licensed Know-How; and

WHEREAS, Promicell has agreed to support pre-clinical work to enable submission of an Investigational New Drug Application pursuant to a Sponsored Research Agreement (“SRA”) entered into contemporaneously herewith;

WHEREAS, MSK is willing to grant a license to Promicell on the terms and conditions that follow in furtherance of the goal of public utilization of the Patent Rights and Licensed Know-How in the Field (as subsequently defined);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1	“Ablexis” means Ablexis, LLC.

1.2	Ablexis Agreement” means those certain agreements entered into between and MSK, Ablexis, and TDI under which MSK has the right to grant certain licenses with respect to Subject Antibodies, CD33 Patent Rights, and related Licensed Know-How.

1.3	“Ablexis Provisions” means the terms and content of Schedule 1.3 attached, which are incorporated into and made part of this Agreement, and which are binding on Licensee.

1.4	“Affiliate” as used herein in either singular or plural means, with respect to a party, any corporation, company, partnership, joint venture or other entity, which directly or indirectly: (a) Controls, is Controlled by or is under common Control with the specified entity; or (b) both (i) owns, is owned by, or is under common ownership with the specified entity, in whole or in part, and (ii) conducts business under a trade identifier of the specified entity, with the authorization of the specified entity. For purposes of this Agreement, “Control” of an entity means the direct or indirect ownership or control of at least fifty percent (50%) of the right to direct or cause the direction of the policies and management of such person or entity, whether by the ownership of stock, by contract or otherwise. In any jurisdiction where 50% control is not permitted by applicable law, the “greater than 50%” threshold shall be deemed satisfied by the possession of substantially the maximum percentage allowable in such jurisdiction.

1.5	“BLA” means a biologics license application submitted pursuant to the requirements of the FDA as more fully defined in 21 U.S. CFR § 601 (or its successor regulation), or any equivalent application submitted in any country or jurisdiction in the Territory (including, for example, a Marketing Authorisation Application submitted to the European Medicines Agency), together, in each case, with any additions, deletions, or supplements thereto.

1.6	“CD28 Patent Rights” shall mean:

(a)	The patents and patent applications listed in Exhibit A;

(b)	Patents that issue from or claim priority to and patent applications that claim priority to any patent or patent application listed in Exhibit A, but not including claims in continuation-in-part applications or patents of those patents and patent applications in Exhibit A, except to the extent provided in (c) below;

(c)	Claims in continuation-in-part applications or patents described in (b) above to the extent that such claims are entitled to priority to patents or patent applications listed in Exhibit A; and

(d)	Any reissues, re-examinations, extensions or supplementary certificates of patents described in (a), (b), or (c) above.

1.7	“CD33 Patent Rights” shall mean:

(a)	The patents and patent applications listed in Exhibit B;

(b)	Patents that issue from or claim priority to and patent applications that claim priority to any patent or patent application listed in Exhibit B, but not including claims in continuation-in-part applications or patents of those patents and patent applications in Exhibit B, except to the extent provided in (c) below;

(c)	Claims in continuation-in-part applications or patents described in (b) above to the extent that such claims are entitled to priority to patents or patent applications listed in Exhibit B; and

(d)	Any reissues, re-examinations extensions or supplementary certificates of patents described in (a), (b), (c) or (d) above.

1.8	“Combination Product” means (a) a single pharmaceutical formulation (whether co-formulated or administered together via the same administration route) containing, as its active ingredients, both (i) a Licensed Product and (ii) one or more other active pharmaceutical ingredients or (b) a combination therapy comprised of (A) a Licensed Product and (B) one or more other active pharmaceutical ingredients or either when priced and sold in a single package containing such multiple products, or packaged separately but sold together for a single price.

1.9	“Confidential Information” shall mean all confidential or proprietary information disclosed by one Party to the other Party relating to and in the performance of this Agreement, including methods or manufacture or use, formulations, clinical data, test results, and research and development plans, whether in oral, graphic, electronic, or any other media or form.

1.10	“Contract Quarter-Year” shall mean the three month periods ending on March 31, June 30, September 30 and December 31 of each year.

1.11	“Cover” shall mean with respect to a given composition of matter, product, process, method or service, that a patent claim would, absent a license granted under this Agreement or a judicially created or statutory exemption (including, but not limited to, experimental use or those exemptions provided in 35 U.S.C. § 271(e)(1) or in similar provisions of applicable laws in jurisdictions other than the United States), be infringed by the making, using, sale, offering for sale, performance or importation of such composition of matter, product, process, method or service (and in the event such patent claim is contained in a pending patent application, then the making, using, sale, offering for sale, performance or importation of such composition of matter, product, process, method or service would infringe a claim in such patent application if such patent application were to issue as a patent). Cognates of the word “Cover” shall have correlative meanings.

1.12	“Exclusive Patent Rights” shall mean the CD33 Patent Rights and the IL-18 Patent Rights.

1.13	“Field” “shall mean autologous CD33-directed cell therapy, excluding, for clarity the use of recombinant cells for the production of secreted antibodies, including monospecific antibodies, bispecific antibodies, trispecific antibodies, or any other antibody with more than one binding domain.

1.14	“IL-18 Patent Rights” shall mean:

(a)	The patents and patent applications listed in Exhibit C;

(b)	Patents that issue from or claim priority to and patent applications that claims priority to any patent or patent application listed in Exhibit C, but not including claims in continuation-in-part applications or patents of those patents and applications in Exhibit C, except to the extent provided in (c) below;

(c)	Claims in continuation-in-part applications or patents described in (b) above to the extent that such claims are entitled to priority to patents or patent applications listed in Exhibit C; and

(d)	Any reissues, re-examinations, extensions or supplementary protection certificates of patents described in (a), (b), or (c) above.

1.15	“Licensed Know-How” means the (i) non-public information set forth on Exhibit D attached hereto, which exists as of the Effective Date, and (ii) Results provided by MSK to Licensee pursuant to the SRA as defined therein. The Parties may also, by mutual agreement, amend Exhibit D during the Term of this Agreement to add after-arising know-how; provided, however, that neither Party is under an obligation to so amend Exhibit D.

1.16	“Licensed Product” means any product in the Field (a) Covered by a Valid Claim, (b) made or developed using the Licensed Know-How, and/or (c) that otherwise comprises a Subject Antibody. When necessary for purposes of this Agreement to determine if nonidentical Licensed Products are the same Licensed Product or different Licensed Products, the standard shall be whether they are subject to regulatory approval under the same Biologics License Application (“BLA”) (or equivalent marketing authorization), in which case they will be considered to be the same Licensed Product, or under different BLAs (or equivalent marketing authorizations), in which case they will be considered to be separate Licensed Products. For clarity, a Licensed Product that is approved under a supplemental BLA (or equivalent marketing authorization) will be considered as the same Licensed Product approved under the original BLA (or equivalent marketing authorization).

1.17	“Manufacturing Patent Rights” shall mean:

(a)	The patents and patent applications listed in Exhibit E;

(b)	Patents that issue from or claim priority to and patent applications that claims priority to any patent or patent application listed in Exhibit E, but not including claims in continuation-in-part applications or patents of those patents and applications in Exhibit E, except to the extent provided in (c) below;

(c)	Claims in continuation-in-part applications or patents described in (b) above to the extent that such claims are entitled to priority to patents or patent applications listed in Exhibit E; and

(d)	Any reissues, re-examinations, extensions or supplementary protection certificates of patents described in (a), (b), or (c) above.

1.18	“Net Sales” means the gross price billed or invoiced on sales of Licensed Products by Promicell, its Affiliates, or Sublicensees in the Territory, less:

a) Freight and other transportation expenses (actual), including insurance, to the extent such items are included in the gross amount invoiced;

b) Cash, trade, early payment, quantity, or other discounts actually granted and deducted on account of sales of Licensed Products;

c) Retroactive price reductions that are actually allowed or granted;

d) Sales commissions paid to third party distributors and/or selling agents in accordance with applicable laws and regulations, including without limitation the FCPA and analogous laws in other countries;

e) Rebates actually paid to individual or group purchasers of Licensed Products that are on account of the purchase of such Licensed Products;

f) Credits, rebates, chargebacks, discounts, or other allowances issued for returns or rejections of Licensed Products recalled or not accepted by customers or for billing errors; and

g) Taxes (including, but not limited to sales, value added, consumption and similar taxes) and customs duties actually incurred, paid or collected and remitted to the relevant tax or other government authority for the sale or Licensed Products;

h) rebates, reimbursements, or payments to government authorities or otherwise required by applicable laws or regulations, in each case on account of sales of Licensed Products; and

i) Reasonable allowances for actual bad debt, provided that subsequent recoveries for amounts so allowed shall be added to Net Sales in the subsequent period and further provided that, in any calendar year, such deduction will not exceed six percent (6%) of the total billings for sales of Licensed Products sold in that year.

Each of the deductions in clauses (a)-(i) will be determined in accordance with generally accepted accounting principles, as consistently applied by the applicable selling entity across its operations.

Net Sales will be calculated only once for the first bona fide arm’s length sale of the Licensed Product by Promicell, its Affiliates or its Sublicensees to a Third Party, and will not include sales between or among Promicell, its Affiliates, or Sublicensees.

In the event that a Licensed Product is sold as a Combination Product, Net Sales, for the purposes of determining royalty payments on the Combination Product, will mean the gross amount collected for the Combination Product less the deductions set forth in clauses (a)–(i) above, multiplied by a proration factor that is determined as follows:

(i) If all active pharmaceutical components of the Combination Product were sold separately during the same or immediately preceding calendar quarter, the proration factor will be determined by the formula [A / (A+B)], where A is the average gross sales price of the Licensed Product component of such Combination Product during such period when sold separately from the other component(s), and B is the average gross sales price of the other active pharmaceutical ingredient(s) during such period when sold separately from the Licensed Product components (as applicable);

(ii) If the product containing only the Licensed Product component was sold separately during the same or immediately preceding calendar quarter, but the other pharmaceutically active ingredient(s) of the Combination Product were not sold separately during the same or immediately preceding calendar quarter, the proration factor will be determined by the formula [A/C], where A is the average gross sales price of the Licensed Product component of such Combination Product during such period when sold separately from the other component(s), and C is the average gross sales price of Combination Product during such period; or

(iii) If neither subsection (i) nor (ii) apply, the proration factor will be determined by the Parties in good faith negotiations based on the relative value contributed by each component.

Deductions taken in calculating Net Sales that depend or are based in whole or in part on the sale or purchase of any product or service that is not a Licensed Product, including without limitation for the practice commonly known as “bundling,” shall be apportioned between the Net Sales of the Licensed Product and the product or service that is not a Licensed Product in accordance with the methodology set forth above for Combination Products.

1.19	“Non-exclusive Patent Rights” shall mean the CD-28 Patent Rights and the Manufacturing Patent Rights.

1.20	“Patent Expenses” means all reasonable out-of-pocket expenses associated with preparing, filing, prosecuting, and maintaining the Patent Rights. Patent Expenses may include, without limitation, outside counsel fees, patent office fees (e.g., filing, examination, maintenance/renewal/annuity, extension, reissue, etc.), taxes, and costs associated with participating in ex parte proceedings before the U.S. Patent and Trademark Office or other agency or tribunal in any jurisdiction (e.g., interview, appeal, etc.). Patent Expenses further includes an administrative fee of five percent (5%), but if Licensee pays Patent Expenses by remitting directly to MSK’s outside patent counsel, such administrative fee will not apply.

1.21	“Patent Rights” shall mean the CD33 Patent Rights, IL-18 Patent Rights, CD28 Patent Rights, and Manufacturing Patent Rights.

1.22	“Phase 1 Trial” means, with respect to a Licensed Product, a clinical study in which the Licensed Product is administered to one or more human subjects at single and/or multiple dose levels with a primary purpose of determining safety, metabolism, and/or pharmacokinetic and pharmacodynamic properties of the Licensed Product, consistent with 21 C.F.R. § 312.21(a) (or its successor regulation or comparable laws in countries or jurisdictions outside the United States).

1.23	“Phase 2 Trial” means, with respect to a Licensed Product, a clinical study in which the Licensed Product is administered to one or more human subjects with principal purposes of making a preliminary determination as to whether the Licensed Product is safe for its intended use, determining an optimal dose or dosage range of the Licensed Product, and/or obtaining sufficient information about the Licensed Product’s efficacy to permit the design of a Pivotal Trial, consistent with 21 C.F.R. § 312.21(b) (or its successor regulation or comparable laws in countries or jurisdictions outside the United States).

1.24	“Phase 3 Trial” means, with respect to a Licensed Product, a clinical study in which the Licensed Product is administered to one or more human subjects, which trial is designed to: (a) establish that the Licensed Product is safe and efficacious for its intended use; (b) define warnings, precautions, and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; and (c) support, either alone or together with one or more other clinical studies having a comparable design and size, regulatory approval of an BLA for the Licensed Product, consistent with 21 C.F.R. § 312.21(c) (or its successor regulation or comparable laws in countries or jurisdictions outside the United States).

1.25	“Pivotal Trial” means, with respect to a Licensed Product, a clinical study designed to provide the primary basis for supporting the safety and efficacy of a Licensed Products in a BLA for the purpose of obtaining a biologics license as described in 21 C.F.R. § 601, or the corresponding application and regulation in other jurisdictions. For the avoidance of doubt, a Pivotal Trial may be a Phase 2 Trial or a Phase 3 Trial.

1.26	“Royalty Term” shall mean, on a Licensed Product-by-Licensed Product and country-by-country basis, the period from the Effective Date until the latest of (a) the expiration of the last-to-expire Valid Claim claiming or covering such Licensed Product in such country, and (b) 10 years from the first commercial sale of such Licensed Product in such country.

1.27	“Royalty Year” shall mean each twelve (12) month period commencing January 1 and ending December 31 during the Term of this Agreement. For the first year of this Agreement, the Royalty Year shall be the period of time between the Effective Date and December 31 of such first year.

1.28	"SRA” means that certain Sponsored Research Agreement entered into by the Parties contemporaneously herewith.

1.29	“Subject Antibody” means any of the antibodies (including fragments or sequences) on Exhibit D, along with (a) amino acid sequences of such antibody or any portions, fragments, subunits or peptide sequences of such antibody, or variants, modifications or modified derivatives thereof; (b) nucleic acid sequences encoding such antibody or such portions, fragments, subunits, peptides, variants, modifications, or modified derivatives thereof; (c) any reformatting of any of the items provided in clauses (a) or (b); and (d) any compositions or constructs comprising any of the items set forth in clauses (a), (b) or (c), any reformatting thereof and any compositions and constructs comprising any of the foregoing. For clarity, the fact that an antibody that (i) was generated from a source other than an Ablexis mouse and (ii) was not generated, derived, modified, constructed, reformatted or otherwise made from or using any of the antibodies (including fragments or sequences) on Exhibit D or any of (a) through (d) above, may have incidental overlap in amino acid or nucleic acid sequence with a Subject Antibody shall not cause such antibody to be a Subject Antibody under this Agreement.

1.30	“Sublicensee” means any person or business entity to which Promicell or an Affiliate has granted a sublicense of the Patent Rights or Licensed Know-How.

1.31	“Sublicensee Income” means all consideration received by Promicell or an Affiliate from a Sublicensee in any transaction or series of transactions that includes the grant of a license or sublicense to the Patent Rights or Licensed Know-How, provided that if such transaction or series of transactions includes the transfer of rights in or to Promicell products that are not Licensed Products, the total consideration received may be reasonably apportioned between (a) consideration that is related to the rights granted hereunder and that will therefore be treated as Sublicensee Income for purposes of this Section 1.20 and Section 5.2(c), and (b) consideration that will be excluded as being unrelated to the rights granted hereunder, provided that if, for a particular item of consideration, there is no reasonable basis to apportion such item as described in clauses (a) and (b) above (e.g., a single upfront payment), such apportionment shall be calculated by multiplying the total consideration received for such item by the fraction in which the numerator is the greater of 1 or the total number of Licensed Products and the denominator is the total number of products for which rights are granted or transferred. After the determination of Sublicensee Income as set forth above, the following shall be excluded to the extent that they pertain solely to the Licensed Products, the Patent Rights, or the Licensed Know-How (i) any sales-based running royalties (or equivalent profit sharing payments based on product sales); (ii) any reimbursement received, or to be received, at or below fair market value for expenses actually incurred by Company for development, supply or similar services, but only to the extent incurred after the grant of the sublicense and only to the extent that such reimbursement is contractually limited to such expenses, (iii) any reimbursement received, or to be received, for out-of-pocket patent costs actually incurred by Company under this Agreement; (iv) any purchases of Company’s equity securities at or above fair market value, (v) any loans made on bona fide commercial terms to the extent required to be timely paid; (vi) any amounts received as full or partial reimbursement for any development, regulatory or commercialization milestones owed by Promicell to MSK hereunder and that come due after the grant of the sublicense and during the term of the applicable sublicense agreement (it being understood that any milestone payment received by Promicell from a Sublicensee that does not correspond to a milestone owed by Promicell to MSK will be treated as Sublicensee Income in full and any portion of a milestone payment received by Promicell from a Sublicensee that exceeds amounts due to MSK will be treated as Sublicensee Income); and (vii) any amounts received for the sublicense to such Sublicensee by Promicell of intellectual property licensed to Promicell by a Third Party in connection with Licensed Products, provided that the total of all exclusions under this clause (vii) shall not, in the aggregate, reduce the amount of Sublicensee Income by more than fifty percent (50%).

1.32	“TDI” means Tri-Institutional Therapeutics Discovery Institute, Inc.

1.33	“Term” shall mean the term of this Agreement, which will commence on the Effective Date and expire upon Promicell’s satisfaction of all obligations hereunder following the expiration of the last Royalty Term for any Licensed Product, unless earlier terminated pursuant to Article 16 of this Agreement.

1.34	“Territory” shall mean worldwide.

1.35	“Third Party” means any person or entity other than Promicell or its Affiliates, on the one hand, and MSK and its Affiliates, on the other hand.

1.36	“Valid Claim” shall mean (a) an issued and unexpired claim within the Patent Rights, that has not been revoked, withdrawn, cancelled, or disclaimed, nor been held invalid or unenforceable by a court or other appropriate agency of competent jurisdiction in an unappealed or unappealable decision or (b) a pending claim of a pending application in the Patent Rights that has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application provided that if such pending claim does not issue as a valid and enforceable claim in the relevant jurisdiction within 10 years from the earliest non-provisional application or PCT application filing date to which it has benefit, such pending claim will cease to be a Valid Claim unless and until actually issued.

ARTICLE 2- GRANT OF LICENSE

2.1	License Grant. Subject to the terms and conditions of this Agreement, MSK hereby grants to Promicell:

(i) an exclusive (even as to MSK, subject to Section 2.2) license to make, have made, use, sell, offer for sale, export and import Licensed Products in the Field in the Territory under the Exclusive Patent Rights;

(ii) a non-exclusive license to make, have made, use, sell, offer for sale, export and import Licensed Products in the Field in the Territory under the Nonexclusive Patent Rights; and

(iii) a non-exclusive license under the Licensed Know-How to make, have made, use, sell, offer for sale, export and import Licensed Products in the Field in the Territory;

in each case together with the right to sublicense to the extent provided in Article 3.

2.2	Reserved Rights. Notwithstanding anything in this Agreement to the contrary, MSK shall have the non-exclusive right to (i) use the Exclusive Patent Rights for teaching, education, and research, and care of patients of MSK, its Affiliates, and its network facilities, and (ii) permit others at academic, government, and not-for-profit institutions to use the Exclusive Patent Rights in the course of research, or in clinical trials being conducted in collaboration with MSK provided, in the case of care of patients or clinical trials, that the patient cannot receive (in the medical judgment of the patient’s physician) equal or better treatment with an approved Licensed Product or in a clinical trial of a Licensed Product sponsored by Promicell or a Sublicensee.

2.3	U.S. Government Rights. All rights granted herein are subject to rights of the United States pursuant to 35 U.S.C. § 200 et seq., and implementing regulations and agreements.

2.4	No Implied Rights. MSK reserves all rights not expressly granted in the Agreement. The licenses granted hereunder shall not be construed to confer any rights upon Promicell by implication, estoppel or otherwise. MSK makes no representations regarding Promicell’s ability to practice of the full scope of the Patent Rights absent the grant of a license to patents not included in the Patent Rights.

2.5	Option with respect to CD28 Patent Rights. In consideration of Promicell’s performance of its obligations hereunder, MSK hereby grants Promicell an option to obtain a nonexclusive license under the CD28 Patent Rights to make, have made, use, offer to sell, sell, import, develop, commercialize and otherwise exploit no more than two (2) additional products in the Territory. During the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date, Promicell may exercise the foregoing option by providing written notice to MSK identifying the desired target(s) for such product(s), and MSK shall within thirty (30) days of such request respond with written notice stating whether or not the desired target(s) are Available. A target will be “Available” as long as none of the following are true at the time of Promicell’s option notice: (x) granting Promicell such license would conflict with an agreement between MSK and a third party, or with a potential agreement under negotiation with a third party, (y) MSK is party to a sponsored research agreement with a Third Party, or in bona fide negotiations for such an agreement with a Third Party, directed toward development of a product directed to the requested target; or (z) MSK is in bona fide negotiations for a license agreement with a Third Party that would conflict with such license. If the target is Available, the Parties will execute an addendum to this Agreement to evidence the grant of a nonexclusive license (with the right to sublicense through multiple tiers, but only together with an exclusive license or sublicense of all other patents owned or controlled by Promicell that are directed to the product(s) at issue) under the CD28 Patent Rights to make, have made, use, sell, offer for sale, import, develop, commercialize or otherwise exploit such product(s) in the Territory, which addendum will include diligence obligations for development and commercialization of such products at a Commercially Reasonable Efforts standard and the diligence benchmarks consistent with those in Section 4.4 below, responsibility for patent costs (consistent with Article 7 below), and any other adjustments that are reasonably necessary to add such a license to this Agreement.

ARTICLE 3- SUBLICENSES

3.1	Promicell may, on 10 days’ prior written notice to MSK, grant sublicenses as set forth in this Article 3, and subject to the limitation of Section 8.3, provided that Promicell may only grant sublicenses under any of the CD28 Patent Rights, Manufacturing Patent Rights, and Licensed Know-How together with the grant of a sublicense under both the CD33 Patent Rights and the IL-18 Patent Rights to the same Sublicensee for the same Licensed Product.

3.2	Promicell shall remain responsible for performance of all of its obligations under this Agreement, notwithstanding the grant of any sublicense. Any sublicense shall by its terms bind the Sublicensee to all provisions of this Agreement that by their terms are capable of performance by a Sublicensee, including without limitation the restrictions, limitations, and obligations of Articles 2 (provided, however, that the sublicense may be narrower than the license in Section 2.2), 4, 12, and 13 and Sections 7.4, 10.1, 11.3, and 11.4. Promicell shall also ensure that any sublicense includes obligations of the Sublicensee that are sufficient to allow Promicell to comply with the terms of this Agreement. Any act or failure to act by a Sublicensee that, if it were committed by Promicell would be a breach of this Agreement, shall be considered a breach of this Agreement by Promicell.

3.3	Promicell shall, within 30 days of execution, provide to MSK a confidential, un-redacted copy of all sublicensing agreements entered into by Promicell that include the Patent Rights or Licensed Know-How, provided, however, that Promicell shall be permitted to redact from such copy any portions of the agreement or amendment that are unrelated to Patent Rights or Licensed Know-How or that are not reasonably necessary for MSK to verify Promicell’s compliance with the terms of this Agreement so long as Promicell makes available for inspection by MSK’s outside counsel or auditor, under confidentiality, the unredacted document for the purpose of confirming Promicell’s compliance with this Agreement and the propriety of the redactions. Additionally, Promicell shall promptly provide MSK with a copy of any notice of breach, termination, or the like sent to or received from a Sublicensee that involves obligations of such Sublicensee that are imposed as a result of this Agreement.

ARTICLE 4- DILIGENCE

4.1	(a) Promicell, itself and through its Affiliates and Sublicensees at their own expense, shall use Commercially Reasonable Efforts (as defined below) to (i) bring Licensed Products to market, and (ii) thereafter market Licensed Products throughout the Term, in each case in the Territory.

(b) Promicell shall provide reports to MSK annually to summarize the status of its development and commercialization activities with respect to Licensed Products in the Territory (including without limitation any Regulatory Approvals, as defined in Section 4.1(c)) and to provide high-level descriptions of such activities anticipated for the next reporting year.

(c) Promicell shall be solely responsible, at its sole cost and expense, for securing any necessary governmental or regulatory approvals for development, manufacture, and sale of Licensed Products (“Regulatory Approval”).

4.2	If Promicell is the subject of a demand, notice, inquiry, or inspection report by a governmental authority or certification agency in relation to any Licensed Product that (i) by its terms directs or contemplates, or may reasonably be expected to require or directly lead to, suspension or cessation of manufacturing, sale, development, or marketing of Licensed Products efforts, (ii) concerns a recall or potential recall of Licensed Products, (iii) concerns a loss of life or material issue of safety that directly involves the Licensed Product, or (iv) may reasonably be expected to prevent Promicell’s compliance with its diligence obligations under this Agreement, then Promicell shall promptly notify MSK and keep MSK reasonably apprised of its response, in each case to the extent permitted by applicable laws or regulations.

4.3	As used herein, “Commercially Reasonable Efforts” means, with respect to Promicell’s and its Affiliates’ or a Sublicensee’s (as applicable) development and commercialization of the Licensed Product, the efforts and resources that are typically used by companies of a similar size to Promicell and its Affiliates or a Sublicensee (as applicable) in the research-based pharmaceutical industry for a product at a similar stage of development and of similar commercial and scientific potential, taking into account all relevant factors including, as applicable, safety and efficacy relative to competitive products (but not Promicell, or its Affiliates or Sublicensees’ own products) in the marketplace, actual or anticipated regulatory approval, cost and availability of supply, the competitiveness of the marketplace, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), and actual or projected profitability. Commercially Reasonable Efforts shall be determined on a market-by-market basis for the Licensed Product.

4.4	In addition to the foregoing diligence obligations, Promicell shall satisfy the following diligence milestones in connection with development of the Licensed Products, except to the extent due to acts or omissions of MSK or factors outside the control of Promicell:

Milestone event	Deadline
Acceptance by US FDA of IND Application	Within 18 months of the Effective Date
Dosing of first patient in a Phase 1 Trial	Within 4 months after the acceptance of the IND Application
Dosing of first patient in a Phase 2 Trial	Within earlier of 6 months of final study report, or 9 months of data lock, of Phase 1 Trial
Dosing of first patient in a Pivotal Trial	Within earlier of 6 months of final study report, or 9 months of data lock, of Phase 2 Trial
Acceptance by US FDA of BLA	Within earlier of 12 months of final study report, or 18 months of data lock, of Pivotal Trial
Acceptance by European Medicines Agency of BLA	Within earlier of 24 months of final study report, or 30 months of data lock, of Pivotal Trial

4.5	MSK shall have the right, but not the obligation, to (i) serve as the lead clinical site for the first Phase 1 Trial of a Licensed Product, and (ii) manufacture Licensed Product to be used in the first Phase 1 Trial of a Licensed Product (regardless of whether MSK also serves as the lead clinical site). Promicell shall notify MSK sufficiently in advance of planning for such Phase 1 Trial and manufacturing of Licensed Product to enable the Parties to confer on MSK’s participation as set forth in this Section 4.5 and negotiate an appropriate clinical trial agreement and/or manufacturing agreement, which for the avoidance of doubt shall (i) be (if MSK exercises its right) on MSK’s standard terms for such agreement, and (ii) provide for Promicell to cover all of MSK’s costs for such clinical trial and/or manufacturing on terms consistent with MSK’s then-prevailing cost structure for such activities. If MSK’s then-prevailing cost structure is materially greater than costs for the conduct of such activities at similarly situated academic medical/research centers in the United States that are prepared to conduct them for Promicell, Promicell shall advise MSK accordingly and the Parties shall discuss the matter in an effort to reach agreement. If in such case the Parties are unable to reach agreement, Promicell will be free to arrange for such activities at such similarly situated academic medical/research center at the materially lesser cost.

ARTICLE 5- PAYMENTS

5.1	Upfront Fee: In consideration for the licenses granted to Promicell in Section 2.1, Promicell shall pay to MSK a one-time, non-refundable, non-creditable payment equal to $1,500,000 (based on the valuation at which Promicell’s most recently completed bona fide equity investment negotiated at arms’ length with an unassociated Third Party, such payment to be made by issuing 500,000 shares of Promicell common stock no later than 30 days after the Effective Date. Stock shall be issued pursuant to a stock purchase agreement in the form attached hereto to as Exhibit F. Promicell shall also reimburse MSK for its reasonable out-of-pocket expenses incurred in connection with preparing, negotiating, and finalizing this Agreement, which will consist primarily of outside counsel fees, in an amount not to exceed $30,000, with such reimbursement due now later than 30 days after provision by MSK to Promicell of an invoice for such expenses.

5.2	Running royalties: In consideration for the licenses granted to Promicell in Section 2.1, Promicell shall pay to MSK during the applicable Royalty Term a royalty in an amount equal to five percent (5%) of Net Sales on a Licensed Product-by- Licensed Product basis, provided that the royalty shall be reduced by 50% in any given country during any part of the Royalty Term where there are no Valid Claims that Cover a Licensed Product in that country (the “Royalty Step-Down Period”). If Promicell obtains a license under, or otherwise acquires rights to, third-party intellectual property necessary for the manufacture, sale, or use of a Licensed Product, Promicell may one-half of the amount of royalties for such license paid to Third Parties on a Licensed Product-by-Licensed Product and country-by-country basis in the same Contract Quarter-Year; provided, however, that such deductions shall not result in an effective royalty rate to MSK that is less than two and one-half percent (2.5%) during the applicable Royalty Term.

(a)	Development Milestones: Within 30 days after the occurrence of any of the following milestones, Promicell shall notify MSK of Promicell’s or a Sublicensee’s achievement of such milestone, and Promicell shall then pay to MSK the applicable one-time milestone payment no later than 30 days after receipt of a written invoice from MSK specifying such payment:

(i)	$250,000 upon Initiation of a Phase 1 trial for each Licensed Product.

(ii)	$1,000,000 upon Initiation of a Phase 2 trial for each Licensed Product.

(iii)	$2,000,000 upon Initiation of a Pivotal Trial for each Licensed Product.

(iv)	$5,000,000 upon first regulatory approval of a Licensed Product in the United States.

(v)	$5,000,000 upon first commercial sale of a Licensed Product.

(vi)	$4,000,000 upon first regulatory approval of a Licensed Product (x) in any of France, Germany, the United Kingdom, and Italy or (y) by the European Medicines Agency.

(vii)	$1,000,000 upon first regulatory approval of a Licensed Product in Japan.

(viii)	$1,000,000 upon first regulatory approval of a Licensed Product in either of (x) the People’s Republic of China or (y) Taiwan.

Should any of the above milestones be achieved simultaneously or be combined, or if the same approval satisfies the condition of more than one milestone, the individual payments for each milestone achieved remain due such that the total milestone payments are not reduced.

As used in this Agreement, “Initiation” of a clinical trial occurs when the first patient who is enrolled in such clinical trial receives either a Licensed Product or a placebo (if the trial is placebo controlled).

(b)	Commercial Milestones: Within 30 days after the first occurrence of any of the following milestones, such occurrence being deemed to occur when shown or determined by Promicell’s compiled and released or audited accounting and financial records, Promicell shall notify MSK of such occurrence, and Promicell shall then pay to MSK the applicable one-time milestone payment no later than 30 days after receipt of a written invoice from MSK specifying such payment:

(i)	$5,000,000 upon worldwide annual Net Sales of Licensed Product of $250 million.

(ii)	$10,000,000 upon worldwide annual Net Sales of Licensed Product of $500 million.

(iii)	$15,000,000 upon worldwide annual Net Sales of Licensed Product of $750 million.

(iv)	$20,000,000 upon worldwide annual Net Sales of Licensed Product of $1 billion.

(v)	$30,000,000 upon worldwide annual Net Sales of Licensed Product of $1.5 billion.

(c)	Sublicensing Income. Within 30 days after receiving any Sublicensee Income, Promicell shall notify MSK of such receipt, and Promicell shall then pay to MSK a portion of Sublicensee Income no later than 30 days after Promicell receives a written invoice from MSK specifying such payment, based on the following:

(i)	Fifty percent (50%) of Sublicensee Income if the sublicense is granted prior to the date on which an Investigational New Drug application becomes effective for a Licensed Product;

(ii)	Twenty percent (20%) of Sublicensee Income if the sublicense is granted during the period beginning on the date set forth in clause (i) above and ending on the date of Initiation of a Phase 2 trial of a Licensed Product; and

(iii)	Seven and one-half percent (7.5%) of Sublicensee Income if the sublicense is granted during the period beginning on the date set forth in clause (ii) above and ending on the date of acceptance by the US FDA of the BLA for a Licensed Product.

If Promicell receives Sublicensee Income for meeting a milestone that corresponds to a Development Milestone as provided in Section 5.2(a), it shall pay MSK the greater of (x) the amount as provided in Section 5.2(a), and (y) the amount as determined by this Section 5.2(c). For the avoidance of doubt, such payment will satisfy Promicell’s obligations under both Section 5.2(a) and Section 5.2(c) with respect to such milestone.

5.3	Payment Terms: except as set forth in Sections 5.1 and 5.2(a) concerning payments made by issuance of stock, all payments under this Agreement shall be made in United States dollars by check or wire to a United States bank account designed by MSK from time to time reasonably in advance of payment. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the JP Morgan Chase Bank on the last business day of the Contract Quarter-Year reporting period to which such royalty payments relate.

5.4	Interest: Promicell shall pay to MSK interest on any amounts not paid when due at the lesser of (a) a rate that is two (2) percentage points above the then-applicable prime rate, as published by The Wall Street Journal (U.S., Eastern Edition), or any successor thereto, at 12:01 a.m. on the first day of each calendar quarter in which such payments are overdue or (b) the maximum rate permitted by applicable law.

5.5	Tax Withholding: Payments shall be made in full, without deduction or withholding for wire transfer fees or currency exchange fees. The parties will cooperate to prevent or minimize the need for any withholding, and at the request of Promicell, MSK will provide Promicell with documents evidencing its tax status in the United States. Any withholding or other tax that is required by law to be withheld with respect to payments owed by Promicell shall be deducted by Promicell from such payment prior to remittance, and paid over to the relevant taxing authorities when due. Promicell shall promptly furnish MSK evidence of any such taxes withheld and of payment thereof, and MSK shall seek to obtain the release of any such withheld amounts from the taxing authority. At MSK’s request, Promicell shall provide MSK with reasonable assistance to release the withheld amount to MSK. If the full withheld amount is not released to MSK within 18 months of the payment date, then Promicell shall pay to MSK the amount that is still withheld, and entitlement to receive such withheld amount from the pertinent taxing authority shall be assigned from MSK to Promicell (or paid over to Promicell by MSK if the taxing authority releases it directly to MSK).

ARTICLE 6- REPORTS AND RECORDS

6.1	Promicell shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to MSK for the Licensed Products hereunder. Said books and records shall include, but not be limited to: invoice registers and original invoices, product sales analysis reports, accounting general ledgers, sub-license and distributor agreements, price lists, contracts for the sale of Licensed Products, product catalogs and marketing materials, audited financial statements and/or income tax returns, sales tax returns, inventory and production records and shipping documents. Said books and records shall be maintained for a period of no less than 5 years following the period to which they pertain. Such records shall include original data files used to prepare the submitted royalty reports. For the term of this Agreement, no more than once per calendar year, MSK or its agents shall have the right upon reasonable written notice to inspect such books and records for the purpose of verifying Promicell’s royalty statement or compliance in other respects with this Agreement. Such inspections shall be during normal working hours of Promicell. Should such inspection lead to the discovery of a discrepancy greater than five percent (5%) in reporting to MSK’s detriment, for any 12 month period, Promicell shall pay the full cost of such audit plus interest as provided for late payments.

If the audit determines an error that is due to a misinterpretation of the Agreement language or if the error results from the application of an incorrect accounting or clerical methodology, MSK and or its agents shall be entitled to correct such errors for the period of time that the statute of limitations of the governing state allows. Any additional royalties due from the correction of errors from the prior periods will be subject to interest as provided for late payments.

6.2	Commercialization Reports:

Following receipt of regulatory approval for a Licensed Product in the Territory, Promicell, within sixty (60) days after the end of each Contract Quarter-Year, shall deliver to MSK true and accurate reports, giving a reasonable summary of the commercial activities directly related to the Licensed Products conducted by Promicell and its Sublicensees during the preceding period in the Territory.

The reports shall include at least the following information, to be itemized per Licensed Product:

(a)	Product number

(b)	Units sold

(c)	Unit price

(d)	Extended sales dollars

(e)	Royalty rate

(f)	Extended royalty dollars due

(g)	the portion of Net Sales that was received from Sublicensees;

(h)	country of sale; and

(i)	foreign currency conversion rate.

6.3	With each such report submitted, Promicell shall pay to MSK the royalties due and payable under this Agreement. If no royalties shall be due, Promicell shall so report.

6.4	Milestone payments shall be reported and paid as provided in 5.2(a) and 5.2(b).

6.5	Promicell shall promptly forward to MSK copies of commercialization reports received from Sublicensees, to the extent relating to Licensed Products or any payments due hereunder.

6.6	MSK shall be permitted to disclose to Ablexis, subject to the confidentiality provisions of the Ablexis Agreement, (i) the results of an audit conducted under Section 6.1, and (ii) reports provided by Promicell to MSK under this Agreement.

ARTICLE 7- PATENT PROSECUTION; OTHER PATENT TERMS

7.1	Patent Cost Reimbursement: Promicell shall reimburse MSK for its Patent Expenses for the period from the Effective Date until the end of the Term, provided that if MSK licenses any of the Patent Rights to one or more third parties, Promicell shall only be required to reimburse a pro rata (1/n, where n is the number of licensees) share of Patent Expenses for such Patent Rights, as applicable. During the period from the Effective Date until the end of the Term, MSK shall submit an invoice and request for payment of Patent Expenses at least once per calendar quarter, and Promicell shall pay such Patent Expenses within 30 days of receiving such invoice. Furthermore, within 30 days of the Effective Date, Promicell shall reimburse MSK for any otherwise unreimbursed out-of-pocket Patent Expenses incurred prior to the Effective Date, which are approximately $214,554.34.

7.2	MSK shall control filing, prosecution, and maintenance of the Patent Rights, using counsel of MSK’s choice reasonably acceptable to Promicell; provided, however, that MSK shall provide Promicell with copies of all draft patent applications and relevant patent prosecution documentation to and from any patent office and proposed responses to any substantive communications sufficiently in advance of the planned application filing date or due date of such responses (without incurring late fees), so that Promicell may be informed and to give Promicell reasonable opportunity to advise MSK on the continuing prosecution as it relates to the Field. MSK shall consider in good faith comments provided by Promicell and shall use reasonable efforts to implement such comments, to the extent reasonable, as they relate to the Field. All patent documentation is Confidential Information of MSK, and Promicell agrees to keep all patent documentation shared by MSK confidential until such documentation is publicly available (or is otherwise subject to an exception set forth in Article 9). Promicell shall inform MSK of the countries in which it wishes to go national from the applicable Patent Cooperation Treaty (PCT) applications within the Patent Rights.

7.3	The Parties agree that they share a common legal interest in obtaining valid, enforceable patents and that Promicell will maintain confidential all information received from MSK concerning patent prosecution.

7.4	Promicell shall not challenge the validity or enforceability of any claim within the Patent Rights and shall cause its Affiliates to refrain from, and shall contractually prohibit its Sublicensees from, doing so. In addition to all other rights and remedies available to MSK for any breach of this provision by Promicell, its Affiliates or Sublicensees, in the event that any such challenge is not successful then Promicell shall reimburse MSK for all costs and expenses, including but limited to attorneys’ fees, incurred by MSK as a result of such challenge, except in the case of a challenge brought by a Sublicensee without the assistance of Promicell or a Promicell Affiliate, Promicell shall not be required to provide such reimbursement if Promicell terminates the sublicense to such Sublicensee promptly after the Sublicensee initiates such challenge, or causes the Sublicensee to withdraw or discontinue such challenge with prejudice before any action is taken thereon.

ARTICLE 8- INFRINGEMENT

8.1	Notice of Third-Party Infringement. Each Party shall notify the other Party if it becomes aware of patent infringement of the Patent Rights by a third party.

8.2	Enforcement and Defense. Promicell shall have the first right, but not the obligation, for the initiation, defense, and management of any legal proceeding relating to the Exclusive Patent Rights (including without limitation any declaratory judgment action, patent infringement action, opposition, inter partes review or post-grant review, nullity proceeding, and the like) (“Patent Action”) in the Field, and will be responsible for all expenses related thereto. If Promicell initiates a Patent Action, it shall be obligated to also manage and be responsible for all expenses related to defense of the Exclusive Patent Rights in connection with such Patent Action. MSK shall join in any such action, at Promicell’s request and expense. If Promicell does not wish to exercise either of the foregoing rights, it shall provide MSK with written notice within one hundred 120 calendar days of becoming aware of third-party infringement or commencement of a legal proceeding against the Patent Rights that Promicell declines such right, and MSK shall have the right, but not the obligation, to prosecute or defend the action at its own expense without joinder of Promicell. MSK shall have the sole right, but not the obligation, for the initiation, defense, and management of any adversarial legal proceeding relating to the Non-exclusive Patent Rights in the Field and Territory (including without limitation any declaratory judgment action, patent infringement action or opposition).

8.3	Cooperation; Settlement. To the extent either Party conducts any Patent Action in the Field, it shall keep the other Party reasonably informed of such proceedings.

The other Party shall reasonably cooperate, at the expense of the requesting Party. Notwithstanding anything in this Agreement to the contrary, no settlement, consent judgment, or other voluntary final disposition of any action by Promicell that admits or impairs the invalidity, unenforceability, or scope of the Patent Rights may be entered into without the prior written consent of MSK in its sole and absolute discretion.

Promicell shall not grant a sublicense or other rights in, to, or under the Patent Rights or Licensed Know-How to any entity that is party to an action or proceeding before any court or patent office in which such party is challenging or accused of infringing the Patent Rights or Licensed Know-How, or to an Affiliate of any such party, unless the potential Sublicensee withdraws from such action or proceeding or otherwise ceases challenging the Patent Rights or Licensed Know-How.

8.4	Costs and Recoveries. All costs of any action by either Party to enforce, or to defend against a challenge to, the Patent Rights shall be borne by such Party, which shall keep any sums recovered or obtained in connection therewith (whether as damages, reasonable royalties, license fees, or otherwise in judgment or settlement derived therefrom), except that in the case of actions commenced by Promicell, the excess of such sums after deduction of all out-of-pocket costs and expenses incurred by Promicell for such enforcement or defense under this Article 8 shall be treated as Net Sales under Section 1.12 and subject to MSK’s rights under this Agreement to collect royalties thereon pursuant to Section 5.2(b).

ARTICLE 9- CONFIDENTIALITY

Each Party agrees that Confidential Information of the other Party disclosed to it or to its employees or agents under this Agreement shall for five (5) years after disclosure:

(a) be used only in connection with the legitimate purposes of this Agreement;

(b) be disclosed only to those who have a need to know it in connection with the Agreement and who are bound by confidentiality obligations that are substantially similar to those set forth herein; and

(c) be safeguarded with the same care normally afforded confidential information in the possession, custody or control of the party holding the Confidential Information but no less than reasonable.

(d) not be disclosed, divulged or otherwise communicated except with the express written consent of the disclosing party.

The foregoing shall not apply when, after and to the extent the Confidential Information disclosed:

i.	can be demonstrated to have been in the public domain prior to the date of the disclosure; or

ii.	enters the public domain through no fault of the receiving party; or

iii.	was already known to the receiving party at the time of disclosure as evidenced by written records in the possession of the receiving party prior to such time; or

iv.	is subsequently received by the receiving party in good faith from a third party without breaching any confidential obligation between the third party and the disclosing party; or

v.	was independently developed, as established by tangible evidence, by the receiving party without reference to information or material provided by the disclosing party; or

vi.	is required to be disclosed for compliance with court orders, statutes or regulations or audits for compliance with such regulatory requirements, provided that prior to any such disclosure to the extent reasonably practicable, the party from whom disclosure is sought shall promptly notify the other party and shall afford such other party the opportunity to challenge or otherwise lawfully seek limits upon such disclosure of Confidential Information.

In addition to the foregoing, (A) Promicell may use and disclose Confidential Information of MSK under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration if customary in the case of subclause (ii)) (i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, or (ii) to actual or potential licensees or Sublicensees, acquirers or assignees, collaborators, investment bankers, investors or lenders, and (B) MSK may disclose to Ablexis, under the confidentiality provisions of the Ablexis Agreement, such Confidential Information of Promicell as may be required under the Ablexis Agreement.

ARTICLE 10- INDEMNIFICATION, PRODUCT LIABILITY

10.1	Promicell will indemnify, defend and hold harmless (and cause its Sublicensees to so indemnify, defend and hold harmless) MSK, TDI, and their respective trustees, directors, officers, medical and professional staff, employees, students, and agents and their respective successors, heirs, and assigns (each an “Indemnitee”), against all third party claims, proceedings, demands, expenses and liabilities of any kind whatsoever (including, without limitation, claims arising out of the death of or injury to any person or persons, or arising out of any damage to property, or involving any infringement or misappropriation of intellectual property), to the extent resulting from Promicell’s and or any Sublicensee’s exercise of its rights under this Agreement or from a breach by Promicell of any of its representations, warranties or obligations under this Agreement, provided however, that Promicell will not be obligated to indemnify, defend and hold harmless any Indemnitee against any claim, proceeding, demand, expense, or liability to the extent it arises out of, results from the gross negligence or willful misconduct of the Indemnitee. The Indemnitee will promptly give notice to Promicell of any claims or proceedings which might be covered by this Section 10.1 and Promicell will have the right to defend the same, including selection of counsel and control of the proceedings; provided that Promicell will not, without the written consent of the Indemnitee, settle or consent to the entry of any judgment with respect to such third party claims (i) that does not release the Indemnitee from all liability with respect to such third party claim, or (ii) which may materially adversely affect the Indemnitee or under which the Indemnitee would incur any obligation or liability, other than one as to which Promicell has an indemnity obligation hereunder. Indemnitee shall cooperate and provide reasonable assistance to such defense at Promicell’s expense. Indemnitees at all times reserve the right to select and retain counsel of their own at their own expense to defend their interests.

10.2	Promicell shall obtain and carry in full force and effect general liability insurance that shall protect Promicell, MSK, and TDI in regard to events covered by Section 10.1 above. Such insurance shall be written by a reputable insurance company, shall list MSK and TDI as additional insureds thereunder, and shall be endorsed to include liability coverage. The limits of such insurance shall not be less than $2,000,000 per occurrence with an annual aggregate of $5,000,000 for personal injury, death or property damage. Promicell shall provide MSK with Certificates of Insurance evidencing the same and provide MSK with prior written notice of any material change in or cancellation of such insurance (which prior written notice will be at least 30 days in advance to the extent practicable under the circumstances).

ARTICLE 11– REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

11.1	Representations and Warranties of Promicell

(a) Promicell hereby represents and warrants to MSK that as of the Effective Date the execution and performance of Promicell’s obligations under this Agreement do not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by Promicell to any third party.

(b) Promicell hereby represents and warrants to MSK that it is a corporation duly organized, validly existing and in good standing and has all requisite corporate power and authority to execute and deliver this Agreement.

11.2	Representations and Warranties of MSK

(a) MSK hereby represents and warrants to Promicell that it is a corporation duly organized, validly existing and in good standing and has all requisite corporate power and authority to execute and deliver this Agreement.

11.3	Disclaimer of Warranties.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY OF LICENSED RIGHTS, CLAIMS ISSUED OR PENDING OR THAT THE MANUFACTURE, SALE OR USE OF THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

11.4	Limitation of Damages.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS, CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT FROM ITS PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE 12- COMPLIANCE WITH LAW

12.1	It is understood that MSK is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Promicell that Promicell shall not export data or commodities to certain foreign countries without prior approval of such agency. MSK neither represents that a license shall not be required nor that, if required, it shall be issued.

12.2	Promicell shall in all respects conduct its activities under this Agreement, and shall cause its Affiliates and Sublicensees to conduct their activities under this Agreement, in full compliance with all controlling laws and regulations, including without limitation with respect to the manufacture and sale of Licensed Products.

12.3	Promicell shall to the extent required by law substantially manufacture in the United States any Licensed Product to be sold in the United States.

12.4	To the extent required by law, or if the failure to mark would reduce the rights of MSK or Promicell to enforce the Patent Rights against infringers, Promicell shall mark, and shall cause its Affiliates and Sublicensees to mark, any Licensed Products with the appropriate Patent Rights.

ARTICLE 13– NON-USE OF NAMES

Neither Party shall use the name of the other Party, nor of any of their employees, nor any adaptation thereof, in any press release, advertising, or promotional or sales literature without prior written consent obtained from the other Party in each case, except to the extent required by applicable laws or regulations or the rules of any stock exchange. During and after the term of this Agreement, neither Party shall utilize or register any trademark, service mark, tradename, or other trade identifier of the other Party, or that contains (in whole or in part) or is confusingly similar to the foregoing, or is a translation of any of the foregoing, without the prior express written consent of the other Party. Notwithstanding the above, each Party may freely disclose in the ordinary course of business (including in the case of Promicell investor presentations and like but not, in the case of either Party, in a press release or the like, except with prior approval of the other Party) that it has entered into this Agreement (including the use of the other Party’s name in presentation materials), and Promicell shall be permitted to disclose MSK as its licensor as and to the extent required by applicable laws or regulations or the rules of any stock exchange. For purposes of this Article 13, MSK requires that press releases are submitted for MSK’s review at least eight (8) business days before the planned publication date. Notwithstanding the above, MSK may use Promicell’s name in any conflict of interest disclosure statement without prior written approval.

ARTICLE 14– PUBLICATION

Promicell recognizes and accepts that under MSK’s mission as an academic medical center, MSK and its investigators must have a meaningful right to publish without Promicell’s approval or editorial control. MSK reserves the right to publish the scientific findings from research related to Patent Rights and clinical use of Licensed Products that are conducted by or with the participation of MSK. If any proposed publication (e.g., manuscript, abstract or other public disclosure), contains Confidential Information of Promicell or its Affiliates or Sublicensees or patentable inventions potentially relevant to the Patent Rights, MSK will submit the abstract or manuscript to Promicell at least 30 days before public disclosure thereof, and Promicell shall have the right to review and comment upon the proposed public disclosure in order to protect such Confidential Information and the patentability of any inventions disclosed therein. Upon Promicell’s request, public disclosure shall be delayed up to 60 additional days to enable MSK or Promicell to secure adequate intellectual property protection of any patentable subject matter contained therein that would otherwise be affected by the publication. For clarity, MSK shall have no right to publish any Confidential Information of Promicell, and MSK shall remove any Confidential Information of Promicell at Promicell’s request.

ARTICLE 15- ASSIGNMENT

No Party may assign or delegate any or all of its rights or obligations under this Agreement, or transfer this Agreement, without the prior written consent of the other party, except that (a) either Party shall have the right to assign any of its rights, delegate any of its obligations, or transfer this Agreement without such consent (i) to an Affiliate or (ii) as part of a merger or acquisition or any sale or transfer of all or substantially all of such Party’s business to which this Agreement relates, and (b) MSK may without consent of Promicell freely assign all or any portion of the payments due under this Agreement to a third party. Any assignment by Promicell shall bind its assignee to all provisions of this Agreement, including without limitation those concerning dispute resolution (choice of law, choice of forum, and consent to jurisdiction in New York). Any assignment, delegation or transfer by any party without the consent of the other party shall be void and of no effect.

ARTICLE 16- TERMINATION

16.1	Term. The term of this Agreement is the Term (as defined in Article 1).

16.2	Bankruptcy or Cessation/Enjoinder of Business. MSK may terminate this Agreement upon written notice to Promicell if: (a) Promicell becomes insolvent; (b) a petition in bankruptcy is filed against Promicell and is consented to, acquiesced in or remains undismissed for 90 days; (c) Promicell makes a general assignment for the benefit of creditors, or a receiver is appointed for Promicell, and Promicell does not return to solvency before the expiration of a 30 day period; (d) Promicell ceases to do business; or (e) if the enactment of any law, decree, or regulation, or the issuance of any order (including, but not limited to, an injunction), by any governmental authority renders it impracticable or impossible for Promicell to perform any of its obligations hereunder.

16.3	Nonpayment. If Promicell fails to pay MSK upfront fees, royalties, ongoing or past Patent Expenses or other amounts payable hereunder, and such payments remain past due for more than 30 days, MSK shall have the right to terminate this Agreement on 30 days written notice, unless Promicell pays to MSK within the 30 day notice period, all such past-due fees, royalties and Patent Expenses, together with any interest due and payable thereon. If there is a good-faith dispute concerning the amount of royalties and Promicell timely pays all amounts that are not disputed, the cure period will be tolled during the period during which the Parties are in active negotiations to resolve the dispute and will remain tolled until the dispute is amicably resolved through such negotiations, or one Party gives the other written notice that such negotiations have reached an impasse.

16.4	Criminal Activity. MSK may terminate this Agreement upon immediate written notice to Promicell if Promicell is convicted in a final judgment of a felony relating to the manufacture, use, or sale of Licensed Products in any jurisdiction where Promicell manufactures, uses or sells Licensed Products.

16.5	For Convenience. Promicell may terminate this Agreement in its entirety upon 90 days’ prior notice to MSK if (x) there are no sublicenses of the Patent Rights or Licensed Know-How in force, and (y) Promicell and its Affiliates have permanently discontinued use of the Patent Rights and Licensed Know-How. Following termination under this Section 16.5, Promicell and its Affiliates shall not (i) exploit the Patent Rights or Licensed Know-How, or (ii) make, have made, sell, offer to sell, use, export, or import any product that would be a Licensed Product but for Promicell’s termination under this Section 16.5. If Promicell is in material breach of this Agreement at the time it gives notice of termination under this Section 16.5, or if the dispute resolution process of Section 16.3 has commenced at the time of such notice, or if litigation is pending at the time of such notice or is commenced prior to the effective date of termination under such notice, a termination by Promicell under this Section 16.5 shall not divest MSK of any rights or remedies that it may have against Promicell on account of Promicell’s breach of this Agreement.

16.6	Breach. In addition to any other termination right specified in this Agreement, either Party may terminate this Agreement upon 60 days’ written notice to the other Party, if such other party materially breaches this Agreement, unless such other Party cures any such breach prior to the expiration of the 60 day period.

16.7	Breach of Related Agreements. MSK may terminate this Agreement upon 30 days’ written notice to Promicell if (i) MSK terminates the SRA for Promicell’s uncured material breach thereof, or (ii) if Promicell terminates the SRA for convenience before having paid all amounts due to MSK thereunder.

16.8	Effect on Sublicensees. All sublicenses, and rights of Affiliates and Sublicensees, will terminate as of the effective date of termination of this Agreement, provided, however, that if the sublicense was granted in accordance with the sublicensing provisions of this Agreement and that at the effective date of termination any Sublicensee is in good standing with regard to its obligations under its sublicense and agrees in writing to assume the applicable obligations of Promicell hereunder, then, at the request of the Sublicensee, such sublicense shall survive such termination or expiration of this Agreement and be assigned to MSK; provided, in such case the obligations of MSK to Sublicensee shall not exceed the obligations of MSK to Promicell under this Agreement.

16.9	Survival. Upon any expiration or termination of this Agreement, the following shall survive:

(a)	any provision expressly indicated to survive;

(b)	any liability which any Party has already incurred to another Party prior to expiration or termination;

(c)	Promicell’s reporting and payment obligations for activities occurring prior to expiration or termination, and MSK’s audit rights; and

(d)	Articles 9, 17, and 18, and Sections 10.1 and 16.8.

ARTICLE 17- NOTICES AND OTHER COMMUNICATIONS

Except for payments, each notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

In the case of MSK:

Memorial Sloan Kettering Cancer Center

Office of Technology Development

1275 York Ave., Box 524

New York, NY 10065

Attn: Senior Vice President, Technology Development

With copies to:

Memorial Sloan Kettering Cancer Center

Office of General Counsel

1275 York Ave., Suite MG-16

New York, NY 10065

Attn: General Counsel

and

Memorial Sloan Kettering Cancer Center

Office of General Counsel

633 Third Avenue, 28th Floor

New York, NY 10017

Attn: Chief Intellectual Property Counsel and Associate General Counsel

In the case of Promicell:

Promicell, Inc.

Attn: Miltiadis Sougioultzoglou

3350 Virginia St., 2nd Floor

Miami, FL 33133

With a copy to:

mitiadis@promicell.com

ARTICLE 18- MISCELLANEOUS PROVISIONS

18.1	This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without giving effect to any choice/conflict of law principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was filed or granted.

18.2	The state and federal courts located in New York County, New York, shall have exclusive jurisdiction of any claims or actions between or among the parties arising out of or relating to this Agreement, and each party consents to venue and personal jurisdiction of those courts for the purpose of resolving any such disputes.

18.3	Severability. Except to the extent a provision is stated to be essential, or otherwise to the contrary, the provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

18.4	Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

18.5	Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

18.6	Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party to the extent such the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions (except if imposed due to or resulting from the party’s violation of law or regulations), epidemic, pandemic (including the ongoing COVID-19 pandemic), failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a force majeure excuse performance for a period of more than six months. For clarity, a failure to obtain funding shall not constitute a force majeure event.

18.7	Entire Agreement. This Agreement, including its attachments and exhibits (which attachments and exhibits are incorporated herein by reference), constitutes the entire understanding among and between the parties with respect to the subject matter hereof, and supersedes all prior agreements and communications, whether written, oral or otherwise. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

18.8	Relationship between the Parties. The relationship between the parties under this Agreement is that of independent contractors. Nothing contained in this Agreement shall be construed to create a partnership, joint venture or agency relationship between any of the parties. No party is a legal representative of any other party, and no party can assume or create any obligation, liability, representation, warranty or guarantee, express or implied, on behalf of another party for any purpose whatsoever.

18.9	Construction and Interpretation. Words (including defined terms) denoting the singular shall include the plural and vice versa. The words “hereof”, “herein”, “hereunder” and words of the like import when used in this Agreement shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. The term “include” (and any variant thereof), and the giving of examples, shall not be construed as terms of limitation unless expressly indicated by the context in which they is used. The headings in this Agreement shall not affect its interpretation. Except as expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise. Each of the parties has had an opportunity to consult with counsel of its choice. Each provision of this Agreement shall be construed without regard to the principle of contra proferentum. If any provision of this Agreement is held to be invalid or unenforceable the validity of the remaining provisions shall not be affected. The parties shall replace the invalid or unenforceable provision by a valid and enforceable provision closest to the intention of the parties when signing this Agreement. This Agreement was negotiated, and shall be construed and interpreted, exclusively in the English language.

[signature page follows]

IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

PROMICELL, INC.			MEMORIAL SLOAN-KETTERING CANCER CENTER

SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH

MEMORIAL HOSPITAL FOR CANCER AND ALLIED DISEASES

By:	/s/ Miltiadis Sougioultzoglou M.D.		By:	/s/ Yashodhara Dash, MBBS, MBA, PhD
	Name:	Miltiadis Sougioultzoglou M.D.		Yashodhara Dash, MBBS, MBA, PhD
	Title:	Chief Executive Officer		Vice President, Technology Management & Commercialization

Dated: 10/25/2024			Dated:

Schedule 1.3 (Ablexis Provisions)

A. Definitions. For purposes of this Schedule 1.3, the following terms shall have the following meanings.

“Ablexis Patents” means all the Patent Rights Controlled by Ablexis as of December 8, 2016 or during the term of the license agreement to which this Schedule 1.3 is attached (excluding the Lambda Patent), to the extent such Patent Rights claim (a) the Licensed Mice, (b) Licensed Mice Materials (except as set forth elsewhere in this definition), (c) methods of generating an antibody immune response in such Licensed Mice or (d) methods of using such Licensed Mice and related Licensed Mice Materials to generate Antibodies. Notwithstanding the foregoing, the Ablexis Patents shall exclude any Patent Rights Controlled by Ablexis to the extent such Patent Rights claim: (i) methods or compositions with respect to Ablexis Antibodies or Ablexis Antibody Materials (including the formulation, delivery, manufacturing or use of any Ablexis Antibody or Ablexis Antibody Materials), (ii) methods or compositions with respect to antibody engineering or antibody modification, including antibody engineering or antibody modification of any Ablexis Antibody or Ablexis Antibody Materials, (iii) compositions of antigens or biological targets or methods to identify or isolate antigens or biological targets, (iv) methods of treatment involving the treatment or prevention of specific condition(s) or the modulation of any particular antigen or biological target, (v) any interaction of an Ablexis Antibody with any particular antigen or biological, chemical or other target, (vi) methods or compositions with respect to assays or other systems for screening or identifying compositions demonstrating activity relative to any particular antigen or biological target, or (vii) methods of diagnosis, diagnostic kits, or methods of screening or identifying patients relative to any specific condition(s) or any particular antigen or biological target.

“AlivaMab Kappa Mouse” means the strain of mouse described by Ablexis as the AlivaMab Kappa Mouse, which for reference has the following intended characteristics:

The strain is genetically engineered to express antibodies comprised of immunoglobulin heavy chains comprising human VH-human CH1-human/mouse hinge (when present*)-mouse Fc for the IgM, IgD and IgG classes paired with fully human immunoglobulin light chains comprising human VL-human CL.

Antibodies produced by the AlivaMab Kappa Mouse strain lack sequence derived from mouse VH, DH and JH gene segments and mouse Vƙ, Jƙ and Cƙ gene segments. The endogenous mouse lgƛ is active in the AlivaMab Kappa Mouse strain. The human lgƙ chains comprise approximately 90-95% of the native repertoire and mouse lgƛ chains comprise approximately 5-10% of the native repertoire in this strain.

“AlivaMab Lambda Mouse” means the strain of mouse described by Ablexis as the AlivaMab Lambda Mouse, which for reference has the following intended characteristics:

The strain is genetically engineered to express antibodies comprised of immunoglobulin heavy chains comprising human VH-human CH1-human/mouse hinge (when present*)-mouse Fc for the IgM, IgD and IgG classes paired with fully human immunoglobulin light chains comprising human VL-human CL.

Antibodies produced by the AlivaMab Lambda Mouse strain lack sequence derived from mouse VH, DH and JH gene segments and mouse Vƛ, Jƛ and Cƛ gene segments. The endogenous mouse lgƙ is active in the AlivaMab Kappa Mouse strain. The human lgƛ chains comprise approximately 90-95% of the native repertoire and mouse lgƙ chains comprise approximately 5-10% of the native repertoire in this strain.

“Controlled” means, with respect to Patent Rights or Know-How, that a Party owns or has a license or sublicense to such Patent Rights or Know-How and has the ability to grant a license or sublicense to, or assign its right, title and interest in and to, such Patent Rights or Know-How as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

“Lambda Patent” means European Patent EP1399559, and all existing and future patents and patent applications filed at or granted by or registered with the European Patent Office or any applicable authority in any country which is (from time to time) a member of the European Patent Organisation, in each case which are based on or derive priority from or are counterparts to European Patent EP1399559, together with all divisions, continuations, continuations in part, reissues, and extensions of the forgoing.

“Licensed Mice” means any and all: (i) AlivaMab Mice and (ii) Modified Mice.

“Licensed Mice Materials” means any and all: (i) AlivaMab Mice Materials and (ii) Modified Mice Materials.

“Modified Mice” means: (i) any mice that are modified or derived by Tri-I TDI or its Affiliates or subcontractors using or from AlivaMab Mice or Mouse Materials and (ii) any Progeny of the mice in the foregoing clause (i). For clarity, Modified Mice that are immunized remain Modified Mice.

“Modified Mice Materials” means any parts or derivatives of the Modified Mice, including organs, cells, tissues, Antibodies, lymphoid organs and blood from the AlivaMab Mice, cells, sub-cellular components, chromosomes, genes, RNA, DNA, nucleic acid sequences, polypeptide sequences or other biological materials derived directly or indirectly from the Modified Mice. Modified Mice Materials includes Subject Antibody Materials and Subject Antibodies derived from the Modified Mice.

“Patent Right” means: (a) an issued or granted patent, including any extension, supplemental protection certificate, registration, confirmation, reissue, reexamination, extension or renewal thereof; (b) a pending patent application, including any continuing application, divisional, continuation-in-part (only to the extent of claims that are entitled to the priority date of the parent application), substitute or provisional application thereof; and (c) all counterparts or foreign equivalents of any of the foregoing issued by or filed in any country or other jurisdiction.

“Patent Challenge” means any dispute or challenge of the validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability of any Ablexis Patent Right or any claim thereof, or opposition or assistance in the opposition of the grant of any letters patent within the Patent Rights, in any legal or administrative proceedings, including in a court of law, before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction, or in arbitration including, without limitation, by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action.

“Patent Right” means: (a) an issued or granted patent, including any extension, supplemental protection certificate, registration, confirmation, reissue, reexamination, extension or renewal thereof; (b) a pending patent application, including any continuing application, divisional, continuation-in-part (only to the extent of claims that are entitled to the priority date of the parent application), substitute or provisional application thereof; and (c) all counterparts or foreign equivalents of any of the foregoing issued by or filed in any country or other jurisdiction.

“Progeny” means, in relation to: (a) the Supplied Mice, any mice (i) descended from such Supplied Mice by any technique, including through sexual reproduction (with any other mouse, other Licensed Mice or otherwise), asexual reproduction, transgenesis, or modification (whether genetic, somatic, germline or otherwise) and (ii) that are not Modified Mice; and (b) the Modified Mice, any mice descended from such Modified Mice by any technique, including through sexual reproduction (with any other mouse, other Licensed Mice or otherwise), asexual reproduction, transgenesis, or modification (whether genetic, somatic, germline or otherwise). Progeny of Progeny shall be “Progeny” for the purposes of this definition.

“Supplied Mice” shall mean all AlivaMab Kappa Mouse and AlivaMab Lambda Mouse delivered to Tri-I TDI pursuant to this Agreement.

“Third Party” means any person or entity other than Ablexis, TDI, or MSK.

B. Operative provisions. The following provisions are incorporated into and form part of the license agreement to which this Schedule 1.3 is attached.

1. Promicell shall indemnify, defend, and hold Ablexis and its agents, employees, officers, and directors (the “Ablexis Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) arising out of Third Party demands, actions or suits (collectively, “Third Party Claims”) related to any research, development, testing, manufacture, importation, commercialization, use, offer for sale, sale or other exploitation of Licensed Product, Subject Antibody, or Subject Antibody Material by or under the authority of Promicell (including product liability claims); provided, however, that Promicell shall not be required to indemnify, defend, or hold harmless the Ablexis Indemnitees to the extent such liability, damage, lost, cost, or expense arising from the Ablexis Indemnitees’ gross negligence or willful misconduct.

2. Promicell shall maintain commercially reasonable general liability insurance, including broad form contractual liability coverage for the indemnification obligations under this Schedule 1.3 (and prior to the first dose of a Licensed Product in humans, product liability insurance) in amounts that are reasonable and customary in the United States pharmaceutical and biotechnology industry for companies engaged in comparable activities; provided that such amounts shall be no less than $5,000,000 per incident and $10,000,000 annual aggregate and naming Ablexis and Ablexis Indemnitees as additional insureds. Such insurance shall be maintained during the period that any Licensed Product is being commercially distributed or sold by Promicell, its sublicensees, and their respective agents; and for a reasonable time after such period not to be less than seven (7) years.

3. Promicell shall not, directly or indirectly, bring, assume, or participate in, or knowingly or willfully assist in bringing, a Patent Challenge. If Promicell, directly or indirectly, brings, assumes, or participates in, or knowingly or willfully assists in bringing, a Patent Challenge, then MSK shall be entitled to terminate the license granted in the license agreement to which this Schedule 1.3 is attached as to Ablexis intellectual property that is sublicensed to Promicell.

4. Ablexis is an express third party beneficiary of the license agreement to which this Schedule 1.3 is attached for the purpose of enforcing the provisions of this Schedule 1.3.

EXHIBIT A: CD28 Patent Rights

Country	Type	Application Number
United States	Provisional	62/970,401
Not Applicable (PCT)	PCT	PCT/US2021/016713
Australia	National	2021216450
Brazil	National	BR112022015529-8
Canada	National	3,170,706
China	National	202180025555.X
Europe	National	21751385.2
Israel	National	295405
India	National	202217049571
Japan	National	2022-547960
Mexico	National	MX/A/2022/009704
New Zealand	National	791191
Singapore	National	11202251930J
South Africa	National	2022/09064
South Korea	National	10-2022-7029292
United States	National	17/817,735

EXHIBIT B: CD33 Patent Rights

Country	Type	Application Number
Not Applicable (PCT App)	PCT	PCT/US2022/042444
Not Applicable (PCT App)	PCT	PCT/US2022/042448

EXHIBIT C: IL-18 Patent Rights

Country	Type	Application Number
United States	Provisional	62/370,969
Not Applicable (PCT App)	PCT	PCT/US2017/045550
United States	National	16/265,168
Canada	National	3,032,838
Europe	National	17837777.6
Australia	National	2017305524

EXHIBIT D: Licensed Know-How

Non-public information regarding the MSK CD33 scFvs (such as the sequences and map of the fully human MSK CD33 scFvs) developed in the Brentjens/Daniyan lab together with TDI.

Non-public information about the selection and characterization of such MSK CD33-specific monoclonal antibodies used to construct the MSK CD33 scFvs, and any in vitro function and in vivo evaluation of such MSK CD33 scFvs developed in the Brentjens/Daniyan lab together with the TDI.

Anti-CD33 Antibodies (PCT/US2022/042448):

Anti-CD33 antibodies generated in Ablexis AlivaMab Mice designated as 3-P14 (defined based on the VH and VL sequences of SEQ ID NOs: 8 and 9, respectively), 4-B2 (defined based on the VH and VL sequences of SEQ ID NOs: 18 and 19, respectively), 1-J19-1 (defined based on the VH and VL sequences of SEQ ID NOs: 28 and 29, respectively), 1-J19-2 (defined based on the VH and VL sequences of SEQ ID NOs: 35 and 29, respectively), 1-P13 (defined based on the VH and VL sequences of SEQ ID NOs: 43 and 44, respectively), 1-P23 (defined based on the VH and VL sequences of SEQ ID NOs: 52 and 53, respectively), 1-A20 (defined based on the VH and VL sequences of SEQ ID NOs: 62 and 63, respectively), 2-N3 (defined based on the VH and VL sequences of SEQ ID NOs: 72 and 73, respectively), 1-H19 (defined based on the VH and VL sequences of SEQ ID NOs: 81 and 82, respectively), 2-F18 (defined based on the VH and VL sequences of SEQ ID NOs: 88 and 89, respectively), and 4-P3 (defined based on the VH and VL sequences of SEQ ID NOs: 8 and 92, respectively) described in the specification and Examples 1 and 2 of PCT/US2022/042448; or anti-CD33 antibodies that at least include VH and VL Complementarity-determining regions (CDRs) of the anti-CD33 antibodies designated as 3-P14 (SEQ ID NOs: 2-7), 4-B2 (SEQ ID NOs: 12-17), 1-J19-1 (SEQ ID NOs: 22-27), 1-J19-2 (SEQ ID Nos: 25-27 and 32-34), 1-P13 (SEQ ID NOs: 37-42), 1-P23 (SEQ ID NOs: 38 and 47-51), 1-A20 (SEQ ID NOs: 56-61), 2-N3 (SEQ ID NOs: 66-71), 1-H19 (SEQ ID NOs: 57 and 76-80), 2-F18 (SEQ ID NOs: 2, 41-42, and 85-87), and 4-P3 (SEQ ID NOs: 2-7).

Anti-CD33 CAR (PCT/US2022/042444):

Anti-CD33 chimeric antigen receptors (CARs) expressed in T cell transduced with retroviruses and designated as 3-P14 (defined based on the VH and VL sequences of SEQ ID NOs: 8 and 9, respectively), 4-B2 (defined based on the VH and VL sequences of SEQ ID NOs: 18 and 19, respectively), 1-J19-1 (defined based on the VH and VL sequences of SEQ ID NOs: 28 and 29, respectively), 1-J19-2 (defined based on the VH and VL sequences of SEQ ID NOs: 35 and 29, respectively), 1-P13 (defined based on the VH and VL sequences of SEQ ID NOs: 43 and 44, respectively), 1-P23 (defined based on the VH and VL sequences of SEQ ID NOs: 52 and 53, respectively), 1-A20 (defined based on the VH and VL sequences of SEQ ID NOs: 62 and 63, respectively), 2-N3 (defined based on the VH and VL sequences of SEQ ID NOs: 72 and 73, respectively), 1-H19 (defined based on the VH and VL sequences of SEQ ID NOs: 81 and 82, respectively), 2-F18 (defined based on the VH and VL sequences of SEQ ID NOs: 88 and 89, respectively), and 4-P3 (defined based on the VH and VL sequences of SEQ ID NOs: 8 and 92, respectively) in the specification and Example 1 of PCT/US2022/042444; or anti-CD33 CARs that at least include VH and VL Complementarity-determining regions (CDRs) of the anti-CD33 CAR designated as 3-P14 (SEQ ID NOs: 2-7), 4-B2 (SEQ ID NOs: 12-17), 1-J19-1 (SEQ ID NOs: 22-27), 1-J19-2 (SEQ ID Nos: 25-27 and 32-34), 1-P13 (SEQ ID NOs: 37-42), 1- P23 (SEQ ID NOs: 38 and 47-51), 1-A20 (SEQ ID NOs: 56-61), 2-N3 (SEQ ID NOs: 66- 71), 1-H19 (SEQ ID NOs: 57 and 76-80), 2-F18 (SEQ ID NOs: 2, 41-42, and 85-87), and 4-P3 (SEQ ID NOs: 2-7).

Non-public information in or relating to the Manufacturing Patent Rights.

Non-public information regarding the MSK IL-18 and CD28 technologies developed in the Brentjens/Daniyan lab, which information shall be identified by mutual agreement and added to this Schedule prior to delivery.

Other non-public information owned or controlled by MSK and relevant to commercialization of the Licensed Products, which information shall be identified by mutual agreement and added to this Schedule prior to delivery.

EXHIBIT E: Manufacturing Patent Rights

PCT/US2023/029609

EXHIBIT F: Stock Grant Agreement

PROMICELL, INC.

STOCK GRANT AGREEMENT

This Stock Grant Agreement (the “Agreement”) is made effective as of             , 2024 (the “Effective Date”) by and between PromiCell, Inc., a Delaware corporation (the “Company”), and Memorial Sloan-Kettering Cancer Center, a New York not-for-profit corporations with its principal offices at 1275 York Avenue, New York, NY 10065 (“MSK”).

In consideration of the mutual covenants and representations set forth below, the Company and MSK agree as follows:

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the License Agreement entered into by and between MSK and the Company concurrently herewith (the “License Agreement”), and in consideration for MSK’s entry into the License Agreement (among other consideration provided as well), the adequacy and sufficiency of which is hereby acknowledged, the Company hereby grants to MSK 500,000 shares of the Company’s Common Stock, par value $0.0001 per Share (the “Shares”) as of the Effective Date.

2.	Restrictions on Transfer.

A. Investment Representations and Legend Requirements. MSK hereby makes the investment representations listed on Exhibit B to the Company as of the Effective Date and as of the entering into this Agreement, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. MSK understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

B. Stop-Transfer Notices. MSK agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner, of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

3. Tax Consequences. MSK has reviewed with MSK’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. MSK is relying solely on such advisors and not on any statements or representations of the Company or any of its agents (other than such statements or representations made herein). MSK understands that MSK (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

4. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted to both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it. MSK hereby confirms that upon issuance of the Shares, and payment of the amounts set forth in Section 5.1 of the License Agreement, the Company’s obligations with respect to Section 5.1 of the License Agreement shall hereby be satisfied in full.

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5. MSK Investment Representations and Further Documents. MSK and the Company shall execute the following documents (the “Additional Documents”) and thereafter MSK shall be deemed a “Holder” under each of the Additional Documents, for all purposes thereunder:

A.	The Investors’ Rights Agreement of the Company attached hereto as Exhibit C.

B.	The Voting Agreement of the Company attached hereto as Exhibit D.

C.	The Right of First Refusal and Co-Sale Agreement of the Company attached hereto as Exhibit E.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to MSK that:

A. Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted and own and operate its properties and assets. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company.

B. Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

C. Authorization. All corporate action required to be taken by the Board of Directors of the Company in order to authorize the Company to enter into this Agreement, and to issue the Shares to MSK at the Effective Date, has been taken prior to the Effective Date, including without limitation the due and proper written approval of the shareholders. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Effective Date, and the issuance and delivery of the Shares has been taken prior to the Effective Date. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

D.	Capitalization.

(a) Immediately after the Effective Date, the authorized capital stock of the Company shall consist of 35,000,000 common shares of stock and 14,000,000 preferred shares of stock, of which 17,250,000 common shares and 7,000,000 preferred shares are issued and outstanding.

(b) All outstanding shares of stock have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(c) The Company has reserved the Shares for issuance pursuant to this Agreement. The Company has reserved 2,374,000 shares of stock authorized for issuance to employees, consultants and directors pursuant to a stock incentive or similar plan (the “Stock Plan”), of which options to purchase 1,210,000 shares have been granted, options to purchase 350,000 are under current evaluation and the remainder of which remain available for issuance to officers, directors employees and consultants pursuant to the Stock Plan.

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(d) Except as set forth or disclosed on Exhibit A, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of stock, or any securities convertible into or exchangeable for shares of stock.

(e) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.

(f) Exhibit A sets forth the capitalization of the Company immediately following to the date hereof, including, without limitation, a list of all holders of equity securities of the Company and the number of shares of capital stock or other equity securities of the Company held by each such holder.

E. Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth herein, applicable securities laws and liens or encumbrances created by or imposed by the MSK. The Shares will be issued in compliance with all applicable securities laws.

F. No Conflicts, No Consents. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the Company or affect the validity of the Shares or the legal authority of the Company to comply in all respects with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company, or of or with any other third party, is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) such filings as may be required under applicable state securities laws.

G. Offering. The issuance of the Shares in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements and shall be in compliance with all applicable securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

H. No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with U.S. Securities and Exchange Commission (the “SEC”) rules and guidance, to determine whether any Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

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I. Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, threatened (i) against the Company or any officer, director or employee of the Company, (ii) to the Company’s knowledge, that questions the validity of the this Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated by this Agreement, or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employer.

J. Intellectual Property. To the Company’s knowledge, the Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property (as defined below) without any known conflict with, or infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates any license or infringes or will infringe any intellectual property rights of any other party. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person. “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by or as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

K. Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

L. Reliance. The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the MSK.

7. Condition to Drag Along Rights. Notwithstanding anything to the contrary set forth in the Voting Agreement of the Company, MSK will in no event be required to agree to any restrictive covenant in connection with the Proposed Sale (as such term is defined in the Voting Agreement) (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such MSK’s capacity as a stockholder of the Company.

8. Non-Competitor Status and Confidentiality. For purposes of the rights set forth in the Investors’ Rights Agreement, MSK shall not be considered a competitor of the Company. Additionally, for clarity, and notwithstanding Section 4.4 of the Investors’ Rights Agreement of the Company, MSK shall not be prohibited from disclosing confidential information (other than Company financial information, confidential information of third parties that is subject to such Section 4.4 and Company trade secrets that are not related to MSK intellectual property) where such disclosure is (A) reasonably related to the furtherance of MSK’s teaching, education, research, care of its patients, patients of its affiliates or patients of its network facilities, (B) required by law, order, rule or regulation or (C) reasonably related to permit others at academic, government, and not-for-profit institutions to use such information in the course of research, or in clinical trials being conducted in collaboration with MSK.

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9. Rule 144. Notwithstanding anything to the contrary set forth in the Investors’ Rights Agreement of the Company and with a view to making available to MSK the benefits of Rule 144 promulgated by the SEC under the Securities Act and any other rule or regulation of the SEC that may at any time permit MSK to sell its securities without registration, the Company shall use commercially reasonable efforts to cause, by the date that is six (6) months after the date the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 (or earlier, to the fullest extent that is lawful), (i) its counsel to issue a written opinion letter to the effect that the shares of the Company’s capital stock held by MSK may be sold without any restriction and (ii) its transfer agent to remove any restrictive legend from such shares.

10. Anti-Dilution. If, at any time, during the period between the Effective Date and the time immediately following the Company having raised an aggregate of Twenty Million US Dollars ($20,000,000) of gross proceeds from the sale of Additional Securities (the “Funding Threshold”), the Company issues Additional Securities (as defined below) at a price (the “New Issue Price”) less than $3.00 (the “MSK Issue Price”), the Company shall, concurrently with such issuance of Additional Securities, issue to MSK, additional shares of stock for no further consideration, such that MSK shall have received a total number of shares (excluding any securities purchased by MSK) equal to $1,500,000 divided by the New Issue Price.

For purposes of this section, “Additional Securities” means shares of capital stock, convertible securities, warrants, options of Company or other rights to subscribe for, or purchase or acquire from Company any capital stock of Company, including shares of capital stock issuable upon conversion of convertible notes, SAFEs or other similar securities; provided, however, that Additional Securities shall not include (i) shares issuable pursuant to warrants or options existing on the date hereof or issued to service providers; (ii) shares issuable upon conversion of preferred stock; or (iii) shares issued in connection with strategic commercial agreements (which for clarity, shall not include any shares issued to institutional or venture capital investors).

11. Board Observer Rights. So long as MSK retains at least 75% of the shares issued hereunder, the Company shall invite a representative of MSK (as selected by MSK) to attend all meetings of the Board of Directors of the Company (and any committee thereof) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence (with disclosure of confidential information solely to MSK and other parties similarly bound by confidentiality) all information so provided. The Company shall also ensure that a representative of MSK (as selected by MSK) shall be invited to attend all meetings of each board of directors of each subsidiary of the Company for which MSK obtains an ownership interest or that assumes any obligations or receives any rights under the License Agreement, if any, in a nonvoting observer capacity and, in this respect, shall ensure that such representative shall be given copies of all notices, minutes, consents, and other materials that are provided to the directors of each such board of directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence (with disclosure of confidential information solely to Subscriber and other parties similarly bound by confidentiality) all information so provided. Notwithstanding any provision of this Section 11, the Company may withhold information and materials from the representative of MSK or exclude the such representative from attending a meeting of the Board of Directors of the Company or any subsidiary in which the Company obtains an ownership interest in if the Board of Directors determines in good faith that it is in the best interest of the Company to exclude such representative in order to protect competitively or commercially sensitive information of the Company.

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12. Notice Rights and Exit Opportunities. The Company covenants and agrees that for so long as MSK holds any securities of the Company, the Company shall provide MSK with forty-five (45) days’ advance written notice of the commencement of any liquidation or dissolution or winding-up (or making any assignment for the benefit of creditors) or commencement of bankruptcy or insolvency proceedings under applicable law or the causing or permitting the adoption of a plan of liquidation. In the event that (i) the Company, either directly or indirectly, takes any action the effect of which would be to create any subsidiary that is other than wholly-owned or make any existing subsidiary other than wholly-owned and (ii) such subsidiary subsequently enters into any transaction that would qualify as a Deemed Liquidation Transaction (as defined below)(a “Deemed Liquidation Transaction”); (iii) the Company’s stockholders do not receive distributions in connection with such Deemed Liquidation Transaction representing at least ninety (90%) percent of the total proceeds received by the Company in such Deemed Liquidation Transaction; and (iv) the Company does not offer its stockholders an opportunity to exchange all or, at the stockholder’s election in the alternative, any portion of their Company shares for such subsidiary shares at equal value (as determined reasonably and in good faith by the Company’s board of directors); then, the Company shall promptly (and in all events within 30 days) offer in writing to MSK the opportunity (and in MSK’s sole discretion, exercisable within 30 days of receipt of such offer, on whether it would take the opportunity) to immediately upon MSK’s exercise, sell to the Company a number of its shares of the Company equal to (A) the value of such subsidiary to the Company immediately following the Deemed Liquidation Transaction, multiplied by the decimal reflecting the percentage of MSK shares in the Company on a fully-diluted basis; divided by (B) the fair market value of the Company shares held by MSK, as determined reasonably and in good faith by the Company’s board of directors). The purchase price for such shares will be at the fair market value determined by the Company’s board of directors reasonably and in good faith, and the documentation for such transaction would be in customary form and contain representations and warranties relating to title, authorization and securities regulatory matters but not relating to operations of the Company. To the extent that the Company operates through non-wholly-owned subsidiaries and provides any other stockholder of the Company with any opportunity to exchange shares in the Company for such subsidiary shares (an “Exchange Opportunity”), the Company will make available to MSK such Exchange Opportunity on such terms and conditions that are at least as favorable as those offered to any other stockholders of the Company with respect to the Exchange Opportunity.

For the purposes of this section, each of the following events shall be considered a “Deemed Liquidation Transaction”: (i) a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which a subsidiary of the Company is a constituent party and issues shares of its capital stock pursuant to such merger, consolidation, statutory conversion, transfer, domestication, or continuance, except any such merger, consolidation, statutory conversion, transfer, domestication, or continuance involving a subsidiary in which the shares of the capital stock outstanding immediately prior to such merger, consolidation, statutory conversion, transfer, domestication, or continuance continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, a majority, by voting power, of the capital stock or other equity interests of (1) the surviving or resulting corporation or entity; or (2) if the surviving or resulting corporation or entity is a wholly owned subsidiary of another corporation or entity immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, the parent corporation or entity of such surviving or resulting corporation or entity; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by a subsidiary of the Company of all or substantially all of the assets of the subsidiary taken as a whole or (iii) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation, statutory conversion, domestication, continuance or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

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13. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

14. Rights as Stockholder. Subject to the terms and conditions of this Agreement, MSK shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that MSK delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement), and until such time as MSK disposes of the Shares in accordance with this Agreement. Upon such transfer, MSK shall have no further rights as a holder of the Shares so granted except (in the case of a transfer to the Company) the right to receive payment for the Shares so granted in accordance with the provisions of this Agreement, and MSK shall forthwith cause the certificate(s) evidencing the Shares so granted to be surrendered to the Company for transfer or cancellation.

15. Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

16. Reliance on Counsel and Advisors. MSK acknowledges that Baker McKenzie LLP, is representing only the Company in this transaction. MSK acknowledges that it has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with its own legal counsel, tax advisors and other advisors. MSK is relying solely on its own counsel and advisors and not on any statements or representations of the Company or its agents (other than such statements or representations made herein) for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

17. Amendment. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived only by a written instrument executed by the Company and MSK. In addition, notwithstanding anything to the contrary contained therein, the Company hereby agrees that neither the Investors’ Rights Agreement of the Company nor the Voting Agreement of the Company may be amended, modified or terminated and the observance of any term thereunder waived with respect to MSK without the written consent of MSK, if such amendment, modification, termination or waiver would adversely affect the rights of MSK in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other parties to Investors’ Rights Agreement of the Company or the Voting Agreement of the Company, as applicable.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement which shall be deemed effective as of the Effective Date.

COMPANY

By:
Name:	Miltiadis Sougioultzoglou, M.D.
Title:	President Date:

MEMORIAL SLOAN-KETTERING CANCER CENTER

Name:	Yashodhara Dash, MBBS, MBA, PhD
Title:	Vice President, Technology Management and Commercialization
Date:

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EXHIBIT A – CAPITALIZATION1

PromiCell Summary Cap Table	Shares Authorized	Shares Issued and Outstanding	Fully Diluted Shares	Fully Diluted Ownership
Common Stock classes
Common (CS) Stock	35,000,000	17,250,000	17,250,000	65.19%
Total Common Stock issued and outstanding			17,250,000	65.19%

Preferred Stock classes
Series A Preferred (PA) Stock	14,000,000	7,000,000	7,000,000	26.46%
Total Preferred Stock issued and outstanding			7,000,000	26.46%

Series A Preferred Stock Warrants
CSW Warrants (CSW)			1,000,000	3.78%
Total Series A Preferred Stock Warrants issued and outstanding			1,000,000	3.78%

Convertibles
Total Convertibles issued

2023 Equity Incentive plan	2,374,000
RSAs not purchased				.00%
Options and RSUs issued and outstanding			1,210,000	4.57%
Total			26,460,000	100.00%

Shares available for issuance under the plan			1,164,000

Totals			27,624,000

1	There are 1,210,000 options of common shares issued and outstanding and the Company has agreed to issue an additional 350,000 in the future. There are also 7,000,000 convertible preferred shares issued and outstanding.

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EXHIBIT B - REPRESENTATIONS

In connection with the grant of the above-listed shares, the undersigned entity (the “Transferee”) represents to the Company as follows:

1. The Company may rely on these representations. The Transferee understands that the Company’s transfer of the Shares to the Transferee has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on the Transferee’s representations in this document, that an exemption from such registration requirement is available for such sale. The Transferee understands that the availability of this exemption depends upon the representations the Transferee is making to the Company in this document being true and correct.

2. The Transferee is purchasing for investment. The Transferee is purchasing the shares solely for investment purposes, and not for further distribution. The Transferee’s entire legal and beneficial ownership interest in the shares is being granted to and shall be held solely for the Transferee’s account, except to the extent the Transferee intends to hold the shares jointly with the Transferee’s spouse. The Transferee is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. The Transferee’s investment intent is not limited to the Transferee’s present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. The Transferee can protect the Transferee’s own interests. The Transferee can properly evaluate the merits and risks of an investment in the shares and can protect the Transferee’s own interests in this regard, whether by reason of the Transferee’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom the Transferee has consulted, or the Transferee’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. The Transferee is informed about the Company. The Transferee is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. The Transferee has had an opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and has received all information the Transferee deems appropriate for assessing the risk of an investment in the shares.

5. The Transferee recognizes the Transferee’s economic risk. The Transferee realizes that the ownership of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. The Transferee is able to hold the shares indefinitely if required, and is able to bear the loss of the Transferee’s entire investment in the shares.

6. The Transferee knows that the shares are restricted securities. The Transferee understands that the shares are “restricted securities” in that the Company’s sale of the shares to the Transferee has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, the Transferee also understands and agrees that (except as set forth in the Investors’ Rights Agreement of the Company and the Right of First Refusal and Co-Sale Agreement of the Company):

A. the Transferee must hold the shares indefinitely, unless any subsequent proposed resale by the Transferee is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B. the Company is under no obligation to register any subsequent proposed resale of the shares by the Transferee; and

C. the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

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7. The Transferee is familiar with Rule 144. The Transferee is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. The Transferee understands that the Transferee’s ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after the Transferee’s receipt and full payment (within the meaning of Rule 144) for the shares; and (iii) if the Transferee is an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. The Transferee knows that Rule 144 may never be available. The Transferee understands that the requirements of Rule 144 may never be met, and that the shares may never be saleable under the rule. The Transferee further understands that at the time the Transferee wishes to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude the Transferee from selling the shares under Rule 144 even if the relevant holding period had been satisfied.

9. The Transferee knows that the Transferee is subject to further restrictions on resale. The Transferee understands that in the event Rule 144 is not available to the Transferee, any future proposed sale of any of the shares by the Transferee will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following (subject to Section 9 of the Stock Grant Agreement): (i) the Transferee’s written notice to the Company containing detailed information regarding the proposed sale, (ii) the Transferee’s providing an opinion of the Transferee’s counsel to the effect that such sale will not require registration, and (iii) the Company notifying the Transferee in writing that its counsel concurs in such opinion. The Transferee understands that neither the Company nor its counsel is obligated to provide the Transferee with any such opinion. The Transferee understands that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. The Transferee knows that tax liability, if any, due to the uncertain value of the shares be the responsibility of Transferee. The Transferee understands that the board of directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of the Transferee’s grant is substantially greater than the Company’s appraisal. The Transferee understands that, subject to the tax rules applicable to tax-exempt organizations, any additional value ascribed to the shares by such an IRS determination may constitute ordinary income to the Transferee as of the purchase date, and that if any additional taxes and interest are due as a result, such taxes and interest would be the Transferee’s sole responsibility payable only by the Transferee, and that the Company need not and will not reimburse the Transferee for that tax liability.

By signing below, the Transferee acknowledges the Transferee’s agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and the Transferee’s intent for the Company to rely on such statements in issuing the shares to the Transferee.

MEMORIAL SLOAN-KETTERING CANCER CENTER

Name:
Title:
Date:

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Exhibit C

Investors’ Rights Agreement

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Execution Version

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of April 05, 2023, by and among PromiCell, Inc., a Delaware corporation (the “Company”), each of the parties listed on Schedule A hereto (as may be amended by the Company), each of which is referred to in this Agreement as a “Holder.”

RECITALS

WHEREAS, the Company and the Holders are parties to that certain Series A Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Holders to invest funds in the Company pursuant to the Purchase Agreement, the Holders and the Company hereby agree that this Agreement shall govern the rights of the Holders to cause the Company to register shares of Common Stock issuable to the Holders, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.4 “Common Stock” means shares of the Company’s common stock, par value$ 0.0001 per share.

1.5 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

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1.6 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.9 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.12 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.13 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

1.14 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.15 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.16 “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

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1.17 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.18 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19 “Preferred Director” means any director of the Company that the holders of record of Series A Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.

1.20 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above and (iii) the Common Stock held by the Holders; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 7.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.11 of this Agreement.

1.21 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 3.2 hereof.

1.23 “SEC” means the Securities and Exchange Commission.

1.24 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.28 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

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2.	Registration Rights. The Company covenants and agrees as follows:

2.1	Demand Registration.

(a) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million, then the Company shall (i) within ten (10) days after the date such request is given, give a notice thereof (a “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(b) and 2.3.

(b) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(a) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(c); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(b), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(c).

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2.2 Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration, a registration relating to a demand pursuant to Section 2.1, or the IPO), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3	Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

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(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

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(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

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In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (”Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.

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(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

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(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

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(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and that any such transfer shall not involve a disposition for value, and provided further that any such transfer shall be applicable to the Holders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.10 or that are necessary to give further effect thereto.

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2.11 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation;

(b) such time after consummation of the IPO as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three (3)-month period without registration;

(c) the fifth (5th) anniversary of the IPO.

3.	Restrictions on Transfer.

3.1 The Series A Preferred Stock and the Registrable Securities shall not be pledged or otherwise used as security or collateral other than with the written consent of the Company and upon such conditions that the Company may impose upon granting such consent. The Series A Preferred Stock and Registrable Securities shall not be sold or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

3.2 Unless the Company sends notice providing otherwise, no transfer shall be valid or effective unless the transferee executes (i) this Agreement, (i) the Voting Agreement and (iii) the Right of First Refusal and Co-Sale Agreement, each dated as of the date hereof and entered into between the Company and certain other stockholders

3.3 Any transfer or sale made by the Holder, regardless of whether Company consent is required, shall be deemed effective only if such transfer or sale is made in compliance with securities laws and regulations, and, if requested by the Company, an opinion of counsel attesting to such compliance.

3.4 Each certificate, instrument, or book entry representing (i) the Series A Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 3.3) be notated with a legend substantially in the following form:

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THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 3.

3.5 The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 3. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 3. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 3.2, except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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4.	Information Rights.

4.1 Delivery of Financial Statements. The Company shall deliver to each Holder the following information, provided that the Board of Directors has not reasonably determined that such Holder is a competitor of the Company (it being understood and agreed that no Holders is a competitor of the Company solely from the fact that it is an investor with a minority non- controlling interest in another entity that may be deemed a competitor of the Company):

(a) starting with the period ending December 31, 2022, as soon as practicable, but in any event within one hundred twenty (180) days after the end of each calendar year (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter, unaudited statements of income and cash flows for such calendar quarter, and an unaudited balance sheet as of the end of such calendar quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit Company’s shareholders to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any shareholder holding at least 1,000,000 of Series A Preferred Stock or Common Stock may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection (e) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; or (iii) under circumstances which the Company reasonably determines would result in material burden or distraction.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Section 4.1 to the contrary, the Company may cease providing the information set forth in this Section 4.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 4.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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4.2 Inspection. The Company shall permit each Holder (provided that the Board of Directors has not reasonably determined that such Holder is a competitor of the Company, it being understood and agreed that no Holders is a competitor of the Company solely from the fact that it is an investor with a non-controlling minority interest in another entity that may be deemed a competitor of the Company), at such Holder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; and provided further that the inspection rights under this Section 3.2 and otherwise within this Agreement shall not include the right to see any identifiable information of the other Holders, such as name, address and signatures.

4.3 Termination of Information Rights. The covenants set forth in Section 4.1 and Section 4.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

4.4 Confidentiality. Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.4 by such Holder),(b) is or has been independently developed or conceived by such Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 4.4 and the Board of Directors has not reasonably determined that such prospective purchaser is a competitor of the Company; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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4.5 Waiver of Statutory Information Rights. Each Holder hereby acknowledges and agrees that until the consummation of the IPO, such Holder shall hereby be deemed to have unconditionally and irrevocably, to the fullest extent permitted by law, on behalf of such Holder and all beneficial owners of the shares of Common Stock or Series A Preferred Stock owned by such Holder (a “Beneficial Owner”), waived any rights such Holder or a Beneficial Owner might otherwise have had under Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law) to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary. This waiver applies only in such Holder’s capacity as a stockholder and does not affect any other information and inspection rights such Holder may expressly have pursuant to Sections 3.1 and 3.2 of this Agreement. Each Holder hereby further warrants and represents that such Holder has reviewed this waiver with its legal counsel, and that such Holder knowingly and voluntarily waives its rights otherwise provided by Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law).

4.6 Delivery of Agreement. Each Holder hereby acknowledges and agrees that the Company may, at its election, deliver this Agreement, including Schedule A, to such Holder in redacted form in a manner which the other Holders names, addresses and signatures are not identifiable; provided, however, that Schedule A will still illustrate the other Holders on an individual basis and their total shares owned.

5.	Rights to Future Stock Issuances.

5.1 Right of First Offer. Subject to the terms and conditions of this Section 5.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Holder. A Holder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates.

(a) The Company shall give notice (the “Offer Notice”) to each Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Holder (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Stock and any other Derivative Securities then held by such Holder) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Holder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Holder”) of any other Holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Holder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Holders were entitled to subscribe but that were not subscribed for by the Holders which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Series A Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Holder bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Holders who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 5.1(b) shall occur within the later of sixty (60) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5.1(c).

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(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 5.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 5.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Holders in accordance with this Section 5.1.

(d) The right of first offer in this Section 5.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation) and (ii) shares of Common Stock issued in the IPO.

5.2 Termination. The covenants set forth in Section 5.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

6.	Additional Covenants.

6.1 Loans. The Company shall not make any loans or advances to any Person outside the ordinary course of business unless such loan or advance is approved by either (i) the Board of Directors and the Preferred Director or (ii) a majority of the holders of the Series A Preferred Stock.

6.2 Severance. The Company shall not establish any policy, practice, plan or program of paying severance pay or any form of severance compensation (but excluding the value of any accelerated vesting of equity awards) in connection with the involuntary termination of employment or service of any Key Employee, director, or officer of the Company that exceeds 3.0 times the sum of the annual base compensation and target annual bonus, if any, of such Key Employee, director, or officer that would otherwise be payable to such Key Employee, director, or officer pursuant to his or her employment agreement with the Company, unless otherwise approved by either (ii) the Board of Directors and the Preferred Director or (ii) a majority of the holders of the Series A Preferred Stock.

6.3 Insurance. The Company shall obtain, within one hundred eighty (180) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without prior approval by the Board of Directors.

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6.4 Employee Agreements. Unless otherwise approved by the Board of Directors, the Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure, proprietary rights assignment and non-solicitation agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

6.5 Board Matters. The Company shall reimburse the directors for all reasonable out- of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

6.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

7.	Miscellaneous.

7.1 Successors and Assigns. The rights under this Agreement may be assigned and transferred (but only with all related obligations and only if the record and beneficial ownership of the underlying shares of the Holder is transferred on the books of the Company at the same time as the assignment) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder or (ii) is a Holder’s Immediate Family Member or trust or other estate planning vehicle for the benefit of an individual Holder or one (1) or more of such Holder’s Immediate Family Members); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.10.. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

7.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

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7.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5	Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto (and if no such address is provided, e-mail notice shall be deemed sufficient), or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 7.5. If notice is given to the Company, such notice shall be sent to the President of the Company at miltiadis@promicell.com, the Company at the address set forth on the signature page and to the following:

Baker McKenzie LLP

600 Hansen Way

Palo Alto, CA 94304

Phone: (650) 856-5520

Attn: Matthew Jacobson

(b) Consent to Electronic Notice. Each Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Holder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

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7.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of: (a) at least a majority of the Registrable Securities then outstanding and (b) with respect to amendments to Section 1, 3, 4, 5 and 6, 7 that adversely affect the rights of the Series A Preferred Stock, at least a majority of the Series A Preferred Stock then outstanding; provided that the Company may in its sole discretion waive compliance with Section 7.6 (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 7.6 shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add new parties and transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Holder who becomes a party to this Agreement in accordance with Section 7.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 7.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one (1) or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. The addition of parties to this agreement, whether or not such addition results in an increase in Registrable Securities, shall not be deemed an amendment hereof.

7.7 Severability. In case any one (1) or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

7.8 Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

7.9 Additional Holders. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series A Preferred Stock after the date hereof, pursuant to the Purchase Agreement, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Holder” for all purposes hereunder. No action or consent by the Holders shall be required for such joinder to this Agreement by such additional Holder, so long as such additional Holder has agreed in writing to be bound by all of the obligations as a “Holder” hereunder.

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7.10 Entire Agreement. This Agreement (including any Schedules hereto) together with the other Transaction Documents (as defined in the Purchase Agreement), constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

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HOLDER:

MEMORIAL SLOAN-KETTERING CANCER CENTER

By:
Name:	Yashodhara Dash, MBBS, MBA, PhD
Title:	Vice President, Technology Management and Commercialization

Address: 1275 York Avenue, New York, NY 10065

Signature page to Investors’ Rights Agreement

SCHEDULE A

HOLDERS1

Name

●	Prime Cap Ventures Inc.
●	Olympic Investments Inc.
●	Roseate Shipping Inc.
●	Karabel Limited

●	Miltiadis Sougioultzoglou, M.D.
●	Christian OBrad
●	AQ Corporation Inc.
●	Nikolaos Danezis
●	Elias Stefanakos
●	Karlene Stefanakos
●	Compleat Limited
●	Constantinos Papaconstantinou
●	Elizabeth Bolint
●	Advanta IRA Services, LLC (f/b/o Aristotle v. Michopoulos IRA #8009706)
●	Christos Georgiou
●	Dimosthenis Eleftheriadis
●	Dimitrios Iosifides
●	Edna Kathleen Porter
●	Gregory Wayne Porter
●	Georgios Karageorgiou
●	John Glasspool
●	Maria Katsori
●	Gerasimos Gatzias
●	Alexandra Jesse
●	Advanta IRA Services, LLC (f/b/o Penelope Salmons IRA #8009686)
●	Penelope Salmons
●	Stephen H. Israel
●	Antonios Nikolaou
●	Marilyn Kaleel
●	DS Revocable Trust
●	Charalampos Antoniou

[1]	This schedule may be modified by the Company upon execution of this Agreement by additional Holders.

Exhibit D

Voting Agreement

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of April 05, 2023, by and among PromiCell, Inc., a Delaware corporation (the “Company”), each holder of capital stock of the Company listed on Schedule A, as may be amended by the Company (together with any subsequent investors, or transferees, who become parties hereto, the “Holders”).

RECITALS

A. Concurrently with the execution of this Agreement, the Company and the Holders are entering into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of the Series A Preferred Stock, and in connection with that agreement the parties desire to provide the Holders with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B. The Amended and Restated Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time, the “Restated Certificate”) provides that (a) so long as 1,000,000 shares of Series A Preferred Stock are outstanding, the holders of record of the shares of the Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company (the “Series A Preferred Director”); (b) the holders of record of the shares of the Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company (the “Common Stock Director”); and (c) the holders of record of the shares of Common Stock and the Series A Preferred Stock, voting together as a single class on an as converted basis, shall be entitled to elect the balance of the total number of directors of the Company.

C. The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the capital stock of the Company held by them will be voted on, or tendered, in connection with, an acquisition of the Company and voted on in connection with an increase in the number of shares of Common Stock required to provide for the conversion of the Series A Preferred Stock.

NOW, THEREFORE, the parties agree as follows:

1.	Voting Provisions Regarding the Board.

1.1 Shares. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of Common Stock and Series A Preferred Stock, by whatever name called, now owned or subsequently acquired by a Holder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

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1.2 Board Composition. Each Holder agrees to vote, or cause to be voted, all Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 5, the following persons shall be elected to the Board:

(a) As the Series A Director, one person designated from time to time by a majority of the holders of Series A Preferred Stock (the “Series A Designee”), for so long as 1,000,000 share of Series A Preferred Stock are outstanding, which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, which individual shall initially be Dr. Stephen Minger;

(b) As the Common Stock Director, one person designated from time to time by a majority of the holders of Common Stock (the “Common Stock Designees”), which individual shall initially be John Glasspool; and

(c) The Company’s Chief Executive Officer, who as of the date of this Agreement is Miltiadis Sougioultzoglou M.D. (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Holders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer of the Company from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director.

To the extent that any of clauses (a) through (c) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the Holders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat shall remain vacant until otherwise filled as provided above.

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1.4 Removal of Board Members. Each Holder also agrees to vote, or cause to be voted, all Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Section 1.2 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person(s), or of the holders of at least a majority of the shares of stock, entitled under Section 1.2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Section 1.2 is no longer so entitled to designate or approve such director;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.2 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Section 1.2 to remove such director, such director shall be removed.

All Holders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5 No Liability for Election of Recommended Directors. No Holder, nor any Affiliate of any Holder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Holder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Vote to Increase Authorized Common Stock. Each Holder agrees to vote or cause to be voted all Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

3.	Drag-Along Right.

3.1 Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

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3.2 Actions to be Taken. In the event that the Board approves a Sale of the Company (which approval of the Board must be in writing), specifying that this Section 3 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in Section 3.3 below, each Holder and the Company hereby agree:

(a) if such transaction requires stockholder approval, with respect to all Shares that such Holder owns or over which such Holder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Restated Certificate required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Holder as is being sold by the holders of Series A Preferred Stock that have approved such transaction (the “Selling Holders”) to the Person to whom the Selling Holders propose to sell their Shares, and, except as permitted in Section 3.3 below, on the same terms and conditions as the other stockholders of the Company;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Holders in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e) to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii); asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Selling Holders or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby;

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Holder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may cause to be paid to any such Holder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Holder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

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(g) in the event that the Selling Holders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Holders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Holder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Holders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Holder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, or willful misconduct.

3.3 Conditions. Notwithstanding anything to the contrary set forth herein, a Holder will not be required to comply with Section 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a) such Holder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants provided by all stockholders;

(b) liability shall be limited to such Holder’s applicable share (determined based on the respective proceeds payable to each Holder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Holders but that in no event exceeds the amount of consideration otherwise payable to such Holder in connection with such Proposed Sale, except with respect to claims related to fraud by such Holder, the liability for which need not be limited as to such Holder;

(c) upon the consummation of the Proposed Sale, unless waived pursuant to the terms of the Restated Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Series A Preferred Stock and Common Stock shall be allocated among the holders of Series A Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of the Series A Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Restated Certificate in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing provisions of this Section 3.3(b), if the consideration to be paid in exchange for the Shares held by the Holder, as applicable, pursuant to this Section 3.3(b) includes any securities and due receipt thereof by any Holder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Holder in lieu thereof, against surrender of the Shares held by the Holder, as applicable, which would have otherwise been sold by such Holder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Holder, as applicable;

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3.4 Restrictions on Sales of Control of the Company. No Holder shall be a party to any Stock Sale unless (a) all Series A Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Restated Certificate in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Restated Certificate, elect to allocate the consideration differently by written notice given to the Company at least forty-five (45) days prior to the effective date of any such transaction or series of related transactions.

4.	Remedies.

4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2 Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the Chief Executive Officer of the Company, and a designee of the Selling Holders, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes regarding the size and composition of the Board pursuant to Section 1, votes to increase authorized shares pursuant to Section 2 hereof and votes regarding any Sale of the Company pursuant to Section 3 hereof, and hereby authorizes each of them to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of this Agreement or to take any action reasonably necessary to effect this Agreement. The power of attorney granted hereunder shall authorize the Chief Executive Officer of the Company to execute and deliver the documentation referred to in Section 3.2(c) on behalf of any party failing to do so within five (5) business days of a request by the Company. Each of the proxy and power of attorney granted pursuant to this Section 4.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

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4.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Holders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction; provided that no party that is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended, shall have the right to enforce against any Holder any provision of this Agreement that (a) requires a Holder to vote for or against any matter or (b) restricts or conditions the ability of a Holder to transfer its Shares.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.	“Bad Actor” Matters.

5.1 Definitions. For purposes of this Agreement:

(a) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b) “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c) “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(d) “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

5.2 Representations.

(a) Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Holder makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Holder solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Holder are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

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(b) The Company hereby represents and warrants to the Holders that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

5.3 Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

6. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Holders in accordance with the Restated Certificate, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; and (c) termination of this Agreement in accordance with Section 7.9 below.

7.	Miscellaneous.

7.1 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series A Preferred Stock or any new classes of preferred stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of such shares become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Holder. In either event, each such person shall thereafter be deemed a Holder for all purposes under this Agreement.

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(b) In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of preferred stock described in Section 7.1(a) above), following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Founding Holder and/or Holder and thereafter such person shall be deemed a Holder for all purposes under this Agreement.

7.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Holder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 7.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 7.13.

7.3 Delivery of Agreement. Each Holder hereby acknowledges and agrees that the Company may, at its election, deliver this Agreement, including Schedule A, to such Holder in redacted form in a manner which the other Holders names, addresses and signatures are not identifiable; provided, however, that Schedule A will still illustrate the other Holders on an individual basis and their total shares owned.

7.4 Successors and Assigns. The rights under this Agreement may be assigned and transferred (but only with all related obligations and only if the record and beneficial ownership of the underlying Shares of the Holder is transferred on the books of the Company at the same time as the assignment) to (i) any permitted transferee under this Agreement and (ii) any transferee permitted under the Investor Rights Agreement, by and between the Holders and the Company, dated as of the date hereof; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Shares with respect to which such rights and ownership are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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7.5 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.8 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) upon delivery receipt if sent via facsimile, (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature pages (and if no such address is provided, e-mail notice shall be deemed sufficient), or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 7.8. If notice is given to the Company, such notice shall be sent both to the Chief Executive Officer of the Company at miltiadis@promicell.com and the address set forth on the signature page and to the following:

Baker McKenzie LLP

600 Hansen Way

Palo Alto, CA 94304

Phone: (650) 856-5520

Attn: Matthew Jacobson

(b) Consent to Electronic Notice. Each Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Holder’s name on Schedule A hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

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7.9 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 6) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Holders (voting together as a single class and on an as converted basis); and (c) holders of a majority of Series A Preferred Stock (acting as a separate class). Notwithstanding the foregoing:

(a) this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, modification, termination or waiver applies to all Holders, as the case may be, in the same fashion;

(b) the provisions of Section 1.2(a), Section 3 and this Section 7.9 may not be amended, modified, terminated or waived without the written consent of a majority of the then outstanding holders of Common Stock; and

(c) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Section 7.9 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Section 7.9, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Holders circulated by the Company and executed by the Holder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

7.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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7.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.12 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.13 Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 7.13 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 7.13 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.14 Stock Splits, Dividends and Recapitalizations. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Holders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 7.13.

7.15 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applica ble law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

7.16 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

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7.17 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.18 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

7.19 Aggregation of Stock. All Shares held or acquired by a Holder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

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HOLDER:

MEMORIAL SLOAN-KETTERING CANCER CENTER

By:
Name:	Yashodhara Dash, MBBS, MBA, PhD
Title:	Vice President, Technology Management and Commercialization

Address: 1275 York Avenue, New York, NY 10065

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

HOLDERS1

Name

●	Prime Cap Ventures Inc.
●	Olympic Investments Inc.
●	Roseate Shipping Inc.
●	Karabel Limited

●	Miltiadis Sougioultzoglou, M.D.
●	Christian OBrad
●	AQ Corporation Inc.
●	Nikolaos Danezis
●	Elias Stefanakos
●	Karlene Stefanakos
●	Compleat Limited
●	Constantinos Papaconstantinou
●	Elizabeth Bolint
●	Advanta IRA Services, LLC (f/b/o Aristotle v. Michopoulos IRA #8009706)
●	Christos Georgiou
●	Dimosthenis Eleftheriadis
●	Dimitrios Iosifides
●	Edna Kathleen Porter
●	Gregory Wayne Porter
●	Georgios Karageorgiou
●	John Glasspool
●	Maria Katsori
●	Gerasimos Gatzias
●	Alexandra Jesse
●	Advanta IRA Services, LLC (f/b/o Penelope Salmons IRA #8009686)
●	Penelope Salmons
●	Stephen H. Israel
●	Antonios Nikolaou
●	Marilyn Kaleel
●	DS Revocable Trust
●	Charalampos Antoniou

[1]	This schedule may be modified by the Company upon execution of this Agreement by additional Holders.

Exhibit E

Right of First Refusal and Co-Sale Agreement

Execution Version

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”), is made as of April 05, 2023 by and among PromiCell, Inc., a Delaware corporation (the “Company”), the parties listed on Schedule A, as may be amended by the Company (each a Holder and, collectively, the Holders).

WHEREAS, each Holder is the beneficial owner of shares of Capital Stock, or of options to purchase Common Stock;

WHEREAS, the Holders and the Company desire to establish the mutual covenants herein as part of the corporate governance of the Company and as an inducement to certain Holders purchasing stock in the Company;

NOW, THEREFORE, the Company and the Holders agree as follows:

1.	Definitions.

1.1 “Affiliate” means, with respect to any specified Holder, any other Holder who directly or indirectly, controls, is controlled by or is under common control with such Holder, including, without limitation, any general partner, managing member, officer, director or trustee of such Holder, or any venture capital fund or other investment fund now or hereafter existing which is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Holder.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Holder or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by a Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

1.4 “Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons: (a) acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company; or (b) obtains through acquisition of shares or otherwise the ability to appoint the majority of the Company’s Board of Directors or management bodies or to direct the Company’s affairs.

1.5 “Common Stock” means shares of Common Stock of the Company, $0.0001 par value per share.

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1.6 “Company Notice” means written notice from the Company notifying the selling Holder(s) and each other Holder that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Holder Transfer.

1.7 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9 “Founder” means Miltiadis Sougioultzoglou M.D.

1.10 “Holder Notice” means written notice from any Holder notifying the Company and the selling Holder(s) that such Holder intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Holder Transfer.

1.11 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.12 “Preferred Stock” means all shares of Series A Preferred Stock of the Company.

1.13 “Proposed Holder Transfer” means any assignment, sale, offer to sell,pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Holders except assignments, sales, offers to sell, pledges, mortgages, hypothecations, encumbrances, dispositions of or any other like transfers or encumbering to another Holder.

1.14 “Proposed Transfer Notice” means written notice from a Holder setting forth the terms and conditions of a Proposed Holder Transfer.

1.15 “Prospective Transferee” means any person to whom a Holder proposes to make a Proposed Holder Transfer.

1.16 “Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement, of even date herewith, by and between the Company and the Holders.

1.17 “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.18 “Right of Co-Sale” means the right, but not an obligation, of a Holder to participate in a Proposed Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

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1.19 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.20 “SEC” means the Securities and Exchange Commission.

1.21 “Secondary Notice” means written notice from the Company notifying the Holders and the selling Holder(s) that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.22 “Secondary Refusal Right” means the right, but not an obligation, of each Holder to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Holders) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.23 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.24 “Transfer Stock” means aggregate shares of Capital Stock owned by a Holder as of the date such Holder becomes a party to this Agreement, plus shares of Capital Stock issued to a Holder after such date (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like). For purposes of clarity, when Transfer Stock is used as a basis for measurement (e.g., a percentage of Transfer Stock that may be transferred under an exemption to the terms of this Agreement), the shares of Transfer Stock shall not be reduced by shares transferred by the Holder after becoming party to this Agreement.

1.25 “Undersubscription Notice” means written notice from a Holder notifying the Company and the selling Holder that such Holder intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2.	Agreement Among the Company and the Holders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3 below, each Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Holder may propose to transfer in a Proposed Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Holder proposing to make a Proposed Holder Transfer must deliver a Proposed Transfer Notice to the Company and each Holder not later than forty-five(45) days prior to the consummation of such Proposed Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Holder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Holder Transfer. To exercise its Right of First Refusal under this Section 2, the Company must deliver a Company Notice to the selling Holder and the Holders within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company.

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(c) Grant of Secondary Refusal Right. Subject to the terms of Section 3 below, each Holder hereby unconditionally and irrevocably grants to the Holders a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 2.1(c). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Holder Transfer, the Company must deliver a Secondary Notice to the selling Holder and to each other Holder to that effect no later than fifteen (15) days after the selling Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, a Holder must deliver a Holder Notice to the selling Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Holders pursuant to Sections 2.1(b) and (c) with respect to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Section 2.1(c) (the “Holder Notice Period”), then the Company shall, within five (5) days after the expiration of the Holder Notice Period, send written notice (the “Company Undersubscription Notice”) to those Holders who fully exercised their Secondary Refusal Right within the Holder Notice Period (the “Exercising Holders”). Each Exercising Holder shall, subject to the provisions of this Section 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Holder must deliver an Undersubscription Notice to the selling Holder and the Company within ten (10) days after the expiration of the Holder Notice Period. In the event there are two (2) or more such Exercising Holders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(d) shall be allocated to such Exercising Holders pro rata based on the number of shares of Transfer Stock such Exercising Holders have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Holder has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Holders, the Company shall immediately notify all of the Exercising Holders and the selling Holder(s) of that fact.

(e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Holder cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Holder may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Holders shall take place, and all payments from the Company and the Holders shall have been delivered to the selling Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Holder Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

(f) Sale to Prospective Transferee. If rights to purchase have not been exercised by the Company and the Holders pursuant to Sections 2.1(b) - (d) (inclusive) with respect to all (but not less than all) Transfer Stock within the deadlines described above, the Holder proposing to make a Proposed Holder Transfer shall be free to make the Proposed Holder Transfer for all Transfer Stock to the Prospective Transferee and on terms included in the Proposed Transfer Notice, subject always to Section 2.2 and provided that such sale is effected within forty-five (45) days from expiry of the ten (10) days after the expiration of the Holder Notice Period as described in Section 2.1(d) above. In case the above sale is not effected within the period above, the respective Holder must reinitiate the procedure stipulated by this Section 2.1 in respect to the Proposed Holder Transfer.

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2.2 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Stock subject to a Proposed Holder Transfer is not purchased pursuant to Section 2.1 above and thereafter is to be sold to a Prospective Transferee, each respective Holder may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Holder Transfer as set forth in Section 2.2(b) below and, subject to Section 2.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Holder who desires to exercise its Right of Co-Sale (each, a “Participating Holder”) must give the selling Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Holder shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Shares Includable. Each Participating Holder may include in the Proposed Holder Transfer all or any part of such Participating Holder’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Holder Transfer (excluding shares purchased by the Company or the Participating Holder pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Holder immediately before consummation of the Proposed Holder Transfer (including any shares that such Participating Holder has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Holders immediately prior to the consummation of the Proposed Holder Transfer (including any shares that all Participating Holders have collectively agreed to purchase pursuant to the Secondary Refusal Right), plus the number of shares of Transfer Stock held by the selling Holder(s); provided, however, that in case any Proposed Holder Transfer would result in a Change of Control then each Participating Holder may include in the Proposed Holder Transfer all such Participating Holder’s Capital Stock. To the extent one (1) or more of the Participating Holders exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Holder may sell in the Proposed Holder Transfer shall be correspondingly reduced, unless the Proposed Holder Transfer would result in a Change of Control in which case no Proposed Holder Transfer may be effected unless all Participating Holders’ Capital Stock are sold and transferred.

(c) Purchase and Sale Agreement. The Participating Holders and the selling Holder agree that the terms and conditions of any Proposed Holder Transfer in accordance with this Section 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Holders and the selling Holder(s) further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 2.2.

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(d) Allocation of Consideration.

(i) Subject to Section 2.2(d)(ii), the aggregate consideration payable to the Participating Holders and the selling Holder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Holder and the selling Holder as provided in Section 2.2(b), provided that if a Participating Holder wishes to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock.

(ii) In the event that the Proposed Holder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Holders and the selling Holder in accordance with Sections 2.1 and 2.2 of Article IV(B) of the Restated Certificate and, if applicable, the next sentence as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate), and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding. In the event that a portion of the aggregate consideration payable to the Participating Holder(s) and selling Holder(s) is placed into escrow and/or is payable only upon satisfaction of contingencies, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Sections 2.1 and 2.2 of Article IV(B) of the Restated Certificate as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any additional consideration which becomes payable to the Participating Holder(s) and selling Holder(s) upon release from escrow or satisfaction of such contingencies shall be allocated in accordance with Sections 2.1 and 2.2 of Article IV(B) of the Restated Certificate after taking into account the previous payment of the Initial Consideration as part of the same transfer.

(e) Purchase by Selling Holder; Deliveries. Notwithstanding Section 2.2(c) above, if any Prospective Transferee(s) refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Holder(s) or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Holder(s), no Holder may sell any Transfer Stock to such Prospective Transferee(s) unless and until, simultaneously with such sale, such Holder purchases all securities subject to the Right of Co-Sale from such Participating Holder(s) on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Section 2.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Holder to such Participating Holder(s) shall be made in accordance with the first sentence of Section 2.2(d)(ii). In connection with such purchase by the selling Holder, such Participating Holder (s) shall deliver to the selling Holder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Holder (or request that the Company effect such transfer in the name of the selling Holder). Any such shares transferred to the selling Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Holder shall concurrently therewith remit or direct payment to each such Participating Holder the portion of the aggregate consideration to which each such Participating Holder is entitled by reason of its participation in such sale as provided in this Section 2.2(e).

(f) Additional Compliance. If any Proposed Holder Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the Holders proposing the Proposed Holder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Holder hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 2.2.

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2.3 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Holder becomes obligated to sell any Transfer Stock to the Company or any Holder under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Holder may, at its option, in addition to all other remedies it may have, send to such selling Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Holder (or request that the Company effect such transfer in the name of a Holder) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

(c) Violation of Co-Sale Right. If any Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Holder who desires to exercise its Right of Co-Sale under Section 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Holder to purchase from such Participating Holder the type and number of shares of Capital Stock that such Participating Holder would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Section 2.2. The sale will be made on the same terms, including, without limitation, as provided in Section 2.2(d)(i) and the first sentence of Section 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Holder learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 2.2. Such Holder shall also reimburse each Participating Holder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Holder’s rights under Section 2.2.

2.4 Company Consent. In addition to any other restrictions or obligations contained in this Agreement, the Company's Bylaws or any other agreement entered into between the Holders and the Company, any transfer or sale to a third party or third parties (in one or more transactions) in a single calendar year of twenty percent (20%) or more of a Holder's Transfer Stock requires the consent of the Company and shall be deemed void and ineffective without such consent. For the purposes of this Section 2.4, reference to twenty percent (20%) shall instead be reduced to ten percent (10%) for any transfers or sales made by the Founder.

3.	Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply (a) in the case of a Holder that is an entity, upon a transfer by such Holder to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from a Holder by the Company or to a transfer of Transfer Stock between stockholders of the Company, (c) to a pledge of Transfer Stock that creates a mere security interest in the pledged Transfer Stock and is made with the written consent of the Company, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Holder making such pledge, (d) in the case of a Holder that is a natural person, upon a transfer of Transfer Stock by such Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), or any other direct lineal descendant of such Holder (or his or her spouse, including any life partner or similar statutorily-recognized domestic partner) (all of the foregoing collectively referred to as “family members”), or any other person approved by unanimous consent of the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Holder or any such family members; or (e) to the transfer in any given calendar year of up to 5% of the Holder's Transfer Stock; provided that in the case of clauses (a), (d), or (e), the transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such Transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Holder with respect to Proposed Holder Transfers of such Transfer Stock pursuant to Section 2.

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3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”); or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

3.3 Prohibited Transferees. Notwithstanding the foregoing, no Holder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company; or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier. No Holder shall transfer any Transfer Stock without thirty days prior written notice to the Company (which may include email if the receipt of such mail is acknowledged); provided, the forgoing sentence shall not apply to transfers by a Holder (i) to holders of Capital Stock or an Affiliate thereof, (ii) in the case of a Holder that is a natural person, by such Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her family members, or any other person approved by unanimous consent of the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Holder or any such family members.

4.	Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Holders or issued to any permitted transferee in connection with a transfer permitted by Section 3.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5.	Lock-Up.

5.1 Agreement to Lock-Up. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Capital Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and that any such transfer shall not involve a disposition for value, and provided further that any such transfer shall be applicable to the Holders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5.1 or that are necessary to give further effect thereto.

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5.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Holder (and transferees and assignees thereof) until the end of such restricted period.

6.	Miscellaneous.

6.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s IPO; and (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

6.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

6.3 Ownership. Each Holder represents and warrants that such Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

6.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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6.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A (and if no such address is provided, e-mail notice shall be deemed sufficient), or to such email address or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, such notice shall be sent both to the Chief Executive Officer of the Company at miltiadis@promicell.com, the Company as the address set forth on the signature page and to the following:

Baker McKenzie LLP

600 Hansen Way

Palo Alto, CA 94304

Phone: (650) 856-5520

Attn: Matthew Jacobson

(b) Consent to Electronic Notice. Each Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Entire Agreement. This Agreement (including, the Exhibits and Schedules hereto) together with the other Transaction Documents (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. The rights and obligations set forth in this Agreement are in addition to and do not limit or amend the obligations set forth in other Transaction documents.

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.8 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Holders (voting as a single separate class and on an as- converted basis) and (c) the holders of a majority of Preferred Stock outstanding as of the time of such amendment. Any amendment, modification, termination or waiver so effected sha ll be binding upon the Company and the Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, modification, termination or waiver applies to all Holders, respectively, in the same fashion, and (ii) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder, if such amendment, modification, termination or waiver would adversely affect the rights of such Holder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Holders under this Agreement. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one (1) or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.9 Successors and Assigns. The rights under this Agreement may be assigned and transferred (but only with all related obligations and only if the record and beneficial ownership of the underlying Capital Stock of the Holder is transferred on the books of the Company at the same time as the assignment) to any transferee permitted under the Investor Rights Agreement, by and between the Holders and the Company, dated as of the date hereof; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Capital Stock with respect to which such rights and ownership are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 5.1. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11 Additional Holders. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s capital stock after the date hereof, any purchaser of such shares of capital stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed a “ Holder” for all purposes hereunder.

6.12 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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6.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.15 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.16 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Holder shall be entitled to specific performance of the agreements and obligations of the Company and the Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

[Signature Page Follows]

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HOLDER:

MEMORIAL SLOAN-KETTERING CANCER CENTER

By:
Name:	Yashodhara Dash, MBBS, MBA, PhD
Title:	Vice President, Technology Management and Commercialization

Address: 1275 York Avenue, New York, NY 10065

Signature Page to

Right of First Refusal and Co-Sale Agreement

SCHEDULE A

HOLDERS1

Name

●	Prime Cap Ventures Inc.
●	Olympic Investments Inc.
●	Roseate Shipping Inc.
●	Karabel Limited

●	Miltiadis Sougioultzoglou, M.D.
●	Christian OBrad
●	AQ Corporation Inc.
●	Nikolaos Danezis
●	Elias Stefanakos
●	Karlene Stefanakos
●	Compleat Limited
●	Constantinos Papaconstantinou
●	Elizabeth Bolint
●	Advanta IRA Services, LLC (f/b/o Aristotle v. Michopoulos IRA #8009706)
●	Christos Georgiou
●	Dimosthenis Eleftheriadis
●	Dimitrios Iosifides
●	Edna Kathleen Porter
●	Gregory Wayne Porter
●	Georgios Karageorgiou
●	John Glasspool
●	Maria Katsori
●	Gerasimos Gatzias
●	Alexandra Jesse
●	Advanta IRA Services, LLC (f/b/o Penelope Salmons IRA #8009686)
●	Penelope Salmons
●	Stephen H. Israel
●	Antonios Nikolaou
●	Marilyn Kaleel
●	DS Revocable Trust
●	Charalampos Antoniou

[1]	This schedule may be modified by the Company upon execution of this Agreement by additional Holders.